Filed Pursuant to Rule 424(b)(5)
Registration No. 333-283540

PROSPECTUS SUPPLEMENT

(To Prospectus dated December 2, 2024)

$1,200,000,000

Blackstone Reg Finance Co. L.L.C.

$600,000,000 4.300% Senior Notes Due 2030

$600,000,000 4.950% Senior Notes Due 2036

Fully and unconditionally guaranteed, as described herein, by

Blackstone Inc.

Blackstone Holdings I L.P.

Blackstone Holdings AI L.P.

Blackstone Holdings II L.P.

Blackstone Holdings III L.P.

Blackstone Holdings IV L.P.

Blackstone Reg Finance Co. L.L.C. (the “Issuer”) is offering $600,000,000 aggregate principal amount of its 4.300% Senior Notes due 2030 (the “2030 notes”) and $600,000,000 aggregate principal amount of its 4.950% Senior Notes due 2036 (the “2036 notes” and, together with the 2030 notes, the “notes”).

The notes will be fully and unconditionally guaranteed on a joint and several basis by Blackstone Inc., Blackstone Holdings I L.P., Blackstone Holdings AI L.P., Blackstone Holdings II L.P., Blackstone Holdings III L.P., Blackstone Holdings IV L.P. and any other entity that becomes a guarantor of the notes as required under the provisions described in “Description of the Notes—Guarantees” (collectively, the “Guarantors”). The Guarantors are all holding entities, and the notes are not guaranteed by any fee generating businesses or funds of Blackstone Inc. The Issuer is an indirect finance subsidiary of Blackstone Inc. and has no operations or assets other than in such capacity. The 2030 notes will mature on November 3, 2030 and the 2036 notes will mature on February 15, 2036.

The notes will bear interest from and including November 3, 2025 at an annual rate of 4.300% in the case of the 2030 notes and of 4.950% in the case of the 2036 notes. Interest on the 2030 notes will be payable semi-annually in arrears on May 3 and November 3, beginning on May 3, 2026. Interest on the 2036 notes will be payable semi-annually in arrears on February 15 and August 15, beginning on February 15, 2026. See “Description of the Notes—Principal and Interest.” At any time prior to maturity, the Issuer may redeem all or a portion of the notes at the applicable redemption prices described in this prospectus supplement under “Description of the Notes—Optional Redemption of the Notes.” Upon a Change of Control Repurchase Event (as defined in “Description of the Notes—Offer to Repurchase Upon a Change of Control Repurchase Event”), the Issuer will be required to make an offer to repurchase all outstanding notes at a price in cash equal to 101% of the principal amount of the notes, plus any accrued and unpaid interest to, but not including, the repurchase date, as described in this prospectus supplement under “Description of the Notes—Offer to Repurchase Upon a Change of Control Repurchase Event.”

The notes and the guarantees will be the Issuer’s and the Guarantors’ direct, unsecured and unsubordinated obligations and will (a) rank equally in right of payment with all of their respective existing and future unsecured and unsubordinated indebtedness, liabilities and other obligations, (b) rank senior in right of payment to all existing and future subordinated indebtedness, (c) be effectively subordinated in right of payment to all of their respective existing and future secured indebtedness, to the extent of the value of the assets securing that indebtedness and (d) be structurally subordinated in right of payment to all existing and future indebtedness, liabilities and other obligations of each subsidiary of the Issuer or the relevant Guarantor (that is not itself the Issuer or a Guarantor). See “Description of the Notes—Ranking.”

The notes will be issued in book-entry form in denominations of $2,000 and multiples of $1,000 in excess thereof.

We do not intend to list the notes on any securities exchange. For a more detailed description of the notes, see “Description of the Notes.”

Investing in the notes involves risks. See “Risk Factors” beginning on page S-11 and in the documents we have incorporated by reference herein.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per 2030 Note	Total	Per 2036 Note	Total
Price to public(1)	99.817%	$598,902,000	99.904%	$599,424,000
Underwriting discount	0.600%	$3,600,000	0.650%	$3,900,000
Proceeds, before expenses, to us	99.217%	$595,302,000	99.254%	$595,524,000

(1)	Plus accrued interest, if any, from November 3, 2025.

We expect to deliver the notes to purchasers on or about November 3, 2025, only in book-entry form through the facilities of The Depository Trust Company, for the account of its participants, including Clearstream Banking S.A. and Euroclear Bank SA/NV.

Joint Book-Running Managers

BofA Securities	Citigroup	Deutsche Bank Securities	Morgan Stanley	RBC Capital Markets

Co-Managers

Blackstone	Barclays	J.P. Morgan	Wells Fargo Securities	BNP PARIBAS
CIBC Capital Markets	Goldman Sachs & Co. LLC	HSBC	MUFG	SOCIETE GENERALE
SMBC Nikko	TD Securities	Truist Securities	UBS Investment Bank	Academy Securities
ANZ Securities	BMO Capital Markets	BNY Capital Markets	Loop Capital Markets	Mizuho
R. Seelaus & Co., LLC	Santander	Scotiabank	Standard Chartered Bank	US Bancorp

The date of this prospectus supplement is October 28, 2025.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and supplements information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which describes more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

Any statement made in this prospectus supplement, the accompanying prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. See “Where You Can Find More Information; Incorporation of Certain Documents by Reference” in this prospectus supplement.

None of the Company or any of the underwriters has authorized anyone to provide you with any information or to make any representations about anything not contained or incorporated by reference in this prospectus supplement, any accompanying prospectus or in any free writing prospectus filed by us with the SEC. We do not take any responsibility for, and can provide no assurance as to the reliability of, any other information or representations that others may give you.

None of the Company or any of the underwriters is making an offer to sell or soliciting offers to buy these securities in any jurisdiction where, or to any person to whom, the offer or sale is not permitted. The information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we may provide you in connection with this offering or other offering material filed by us with the SEC is accurate only as of the date of those documents or such information, regardless of the time of delivery of the documents or information or the time of any sale of the securities. Our business, financial condition, results of operations and future growth prospects may have changed since those dates.

For investors outside the United States: neither we nor any of the underwriters has done anything that would permit this offering or possession or distribution of this prospectus supplement, the accompanying prospectus or any free writing prospectus we may provide to you in connection with this offering in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus supplement, the accompanying prospectus and any such free writing prospectus outside of the United States.

Unless the context otherwise requires or as otherwise indicated, references in this prospectus supplement to “Blackstone Holdings” refer collectively to Blackstone Holdings I L.P., Blackstone Holdings AI L.P., Blackstone Holdings II L.P., Blackstone Holdings III L.P. and Blackstone Holdings IV L.P. References to the “Issuer” refer to Blackstone Reg Finance Co. L.L.C. References to “Blackstone,” the “Company,” “we,” “our” and “us” refer to Blackstone Inc. and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

Blackstone Inc. files annual, quarterly and current reports and other information with the SEC. The SEC maintains an internet site that contains reports, information statements and other information regarding Blackstone Inc. The SEC’s web site address is www.sec.gov.

This prospectus supplement incorporates by reference the documents listed below that Blackstone Inc. has previously filed with the SEC. They contain important information about and the financial condition of Blackstone Inc. and its consolidated subsidiaries. Any information referred to in this way is considered part of this prospectus supplement from the date Blackstone Inc. files that document.

Any reports filed by Blackstone Inc. with the SEC after the date of this prospectus supplement and before the date that the offering of the notes by means of this prospectus supplement is terminated will automatically update and, where applicable, supersede any information contained in this prospectus supplement or incorporated by reference in this prospectus supplement.

We incorporate by reference into this prospectus supplement the following documents or information filed by Blackstone Inc. with the SEC:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 28, 2025;

•	Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025 and June 30, 2025 filed on May 2, 2025 and August 8, 2025, respectively;

•

Current Reports on Form 8-K and Form 8-K/A filed with the SEC on October  17, 2025 and October 23, 2025 (Slides 1, 3, 6, 9, 15, 17 (including the Notes to page 17 on Slide 34), Slides 26-33 and 36-37 of Exhibit 99.1 only), respectively;

•

Exhibit 4.1 of the Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for a description of our capital stock, filed on February 28, 2025, including any amendment or report filed for the purpose of updating such description; and

•

All documents filed by Blackstone Inc. under Sections 13(a), 13(c), 14 or 15(d) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) after the date of this prospectus supplement and before the date that the securities offered by means of this prospectus supplement and the accompanying prospectus have been sold by the underwriters or the offering is otherwise terminated (other than information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless expressly stated otherwise therein).

In reviewing any agreements incorporated by reference, please remember they are included to provide you with information regarding the terms of such agreements and are not intended to provide any other factual or disclosure information about Blackstone Inc., its consolidated subsidiaries or us. The agreements may contain representations and warranties by Blackstone Inc., its consolidated subsidiaries or us, which should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate. The representations and warranties were made only as of the date of the relevant agreement or such other date or dates as may be specified in such agreement and are subject to more recent developments. Accordingly, these representations and warranties alone may not describe the actual state of affairs as of the date they were made or at any other time.

We will provide without charge to each person to whom this prospectus supplement is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus supplement, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request copies of those documents from Blackstone Inc., 345 Park Avenue, New York, New York 10154. You also may contact us at (212) 583-5000 or visit our web site at www.blackstone.com for copies of those documents. Blackstone Inc.’s web site and the information contained on its web site are not a part of this prospectus supplement, and you should not rely on any such information in making your investment decision.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein may contain forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, which reflect our current views with respect to, among other things, our operations, taxes, earnings and financial performance, share repurchases and dividends. You can identify these forward-looking statements by the use of words such as “outlook,” “indicator,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “scheduled,” “estimates,” “anticipates,” “opportunity,” “leads,” “forecast,” “possible” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include but are not limited to those described under the section entitled “Risk Factors” in this prospectus supplement and in our Annual Report on Form 10-K and any subsequently-filed Quarterly Reports on Form 10-Q filed by Blackstone Inc. with the SEC, as such factors may be updated from time to time in our subsequent filings with the SEC, which are incorporated by reference herein and accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included or incorporated by reference in this prospectus supplement and in our other subsequent filings. The forward-looking statements speak only as of the date of this prospectus supplement and we undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as otherwise required by law.

SUMMARY

This summary does not contain all the information you should consider before investing in the notes. You should read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein carefully, including the financial statements and related notes and reconciliations contained or incorporated by reference herein and the section entitled “Risk Factors” contained herein, in the most recent Annual Report on Form 10-K and in any subsequently-filed Quarterly Reports on Form 10-Q filed by Blackstone Inc., which are incorporated by reference in this prospectus supplement, or any similar caption in the documents that we subsequently file with the SEC that are deemed to be incorporated by reference in this prospectus supplement, and in any free writing prospectus that we provide you in connection with the offering of the notes pursuant to this prospectus supplement.

Blackstone

Blackstone is the world’s largest alternative asset manager. We seek to deliver compelling returns for institutional and individual investors by strengthening the companies and assets in which we invest. Our more than $1.2 trillion in Total Assets Under Management (as such term is defined in our most recent Quarterly Report on Form 10-Q) as of September 30, 2025 include global investment strategies focused on real estate, private equity, infrastructure, life sciences, growth equity, credit, real assets, secondaries and hedge funds.

Our businesses use a solutions-oriented approach to drive better performance. We believe our scale, diversified business, long record of investment performance, rigorous investment process and strong client relationships position us to continue to perform well in a variety of market conditions, expand our assets under management, and innovate.

We invest across asset classes on behalf of our investors, including pension funds, insurance companies and individual investors. Our mission is to fulfill our fiduciary duty by creating long-term value for our investors. We aim to do this by strengthening the companies, real estate assets and other investments in our portfolio, equipping them to thrive in the global economy. To the extent our funds perform well, we can support a better retirement for tens of millions of pensioners, including teachers, nurses and firefighters.

As of September 30, 2025, we employed approximately 5,210 people, including our 222 senior managing directors, at our headquarters in New York and around the world. Our employees are integral to Blackstone’s culture of integrity, professionalism and excellence. We believe hiring, training and retaining talented individuals, coupled with our rigorous investment process, has supported our excellent investment record over many years. This record, in turn, has enabled us to innovate into new strategies, drive growth and better serve our investors.

Recent Developments

Certain Preliminary Financial Results for the Quarter Ended September 30, 2025

On October 23, 2025, Blackstone Inc. announced its preliminary financial results for the third quarter of 2025. Amounts incorporated by reference herein as of and for the three and nine months ended September 30, 2025 are preliminary. This data is not a comprehensive statement of our financial results for the quarter ended September 30, 2025, and our actual results in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 may differ materially from this preliminary estimated data.

The preliminary financial data incorporated by reference in this prospectus supplement has been prepared by and is the responsibility of Blackstone’s management. Deloitte & Touche LLP, Blackstone’s independent registered public accounting firm, has not audited, reviewed, compiled or performed any procedures with respect to the preliminary financial data incorporated by reference herein. Accordingly, Deloitte & Touche LLP does not express an opinion or any other form of assurance with respect thereto. For further information regarding these results, see “Where You Can Find More Information; Incorporation of Certain Documents by Reference” in this prospectus supplement.

Corporate Information

Blackstone Inc. is a Delaware corporation. Our principal executive offices are located at 345 Park Avenue, New York, NY 10154 and our telephone number is (212) 583-5000. Our corporate website address is www.blackstone.com. Our website and the information contained on, or that can be accessed through, this website is not deemed to be incorporated by reference in, and is not considered part of, this prospectus supplement. You should not rely on any such information in making your investment decision.

The Offering

The summary below describes the principal terms of the notes offered hereby. Certain of the terms and conditions described below are subject to important limitations and exceptions. You should carefully review the “Description of the Notes” section of this prospectus supplement, which contains a more detailed description of the terms and conditions of the notes.

Issuer	Blackstone Reg Finance Co. L.L.C.

Securities Offered	$600,000,000 aggregate principal amount of 4.300% Senior Notes due 2030.

$600,000,000 aggregate principal amount of 4.950% Senior Notes due 2036.

Ranking	The notes will be the Issuer’s unsecured and unsubordinated obligations and will:

•	rank equally in right of payment with all of its existing and future unsecured unsubordinated indebtedness, liabilities and other obligations;

•	rank senior in right of payment to all of its existing and future subordinated indebtedness;

•	be effectively subordinated in right of payment to all of its existing and future secured indebtedness, to the extent of the value of the assets securing such indebtedness; and

•	be structurally subordinated in right of payment to all existing and future indebtedness, liabilities and other obligations of any subsidiary of the Issuer.

Guarantors	Blackstone Inc., Blackstone Holdings I L.P., Blackstone Holdings AI L.P., Blackstone Holdings II L.P., Blackstone Holdings III L.P. and Blackstone Holdings IV L.P. and any other entity that is required to become a guarantor of the notes as provided under “Description of the Notes—Guarantees.”

Guarantees	The Guarantors will fully and unconditionally guarantee payment of principal, premium, if any, and interest on the notes on a joint and several basis. The Guarantors are all holding entities, and the notes are not guaranteed by any fee generating businesses or funds of Blackstone Inc. The guarantees will be unsecured and unsubordinated obligations of the Guarantors and will:

•	rank equally in right of payment with all of the Guarantors’ existing and future unsecured unsubordinated indebtedness, liabilities and other obligations;

•	rank senior in right of payment to all of the Guarantors’ existing and future subordinated indebtedness;

•	be effectively subordinated in right of payment to all of the Guarantors’ existing and future secured indebtedness, to the extent of the value of the assets securing such indebtedness; and

•

be structurally subordinated in right of payment to all existing and future indebtedness, liabilities and other obligations of any subsidiary of the Guarantors (that is not itself the Issuer or a Guarantor).

Interest Rate	The 2030 notes will bear interest from and including November 3, 2025 at an annual rate of 4.300%.

The 2036 notes will bear interest from and including November 3, 2025 at an annual rate of 4.950%.

Interest Payment Dates	Interest on the 2030 notes will be payable semi-annually in arrears on May 3 and November 3 of each year, commencing on May 3, 2026.

Interest on the 2036 notes will be payable semi-annually in arrears on February 15 and August 15 of each year, commencing on February 15, 2026.

Maturity Date	The 2030 notes will mature on November 3, 2030, unless earlier accelerated, redeemed or repurchased.

The 2036 notes will mature on February 15, 2036, unless earlier accelerated, redeemed or repurchased.

Optional Redemption	Prior to October 3, 2030 in the case of the case of the 2030 notes (one month prior to the maturity date of the 2030 notes) and November 15, 2035 in the case of the of the 2036 notes (three months prior to the maturity date of the 2036 notes), the notes may be redeemed in whole or in part at any time and from time to time at our option at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of 100% of the principal amount to be redeemed and an applicable “make-whole” redemption price, in either case, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. On or after October 3, 2030 in the case of the 2030 notes (one month prior to the maturity date of the 2030 notes) and November 15, 2035 in the case of the 2036 notes (three months prior to the maturity date of the 2036 notes), the notes may be redeemed in whole or in part at any time and from time to time at our option at a redemption price equal to 100% of the principal amount to be redeemed plus accrued and unpaid interest, if any, to, but excluding, the redemption date. See “Description of the Notes—Optional Redemption of the Notes.”

Change of Control Offer to Repurchase	If a Change of Control as defined under “Description of the Notes— Offer to Repurchase Upon a Change of Control Repurchase Event”

occurs, the rating on the notes is lowered in respect of a Change of Control and the notes are rated below investment grade by Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc. (“S&P”) and Fitch Ratings, Inc. (“Fitch”), the Issuer must offer to repurchase all outstanding notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest to, but excluding, the repurchase date. See “Description of the Notes—Offer to Repurchase Upon a Change of Control Repurchase Event.”

Use of Proceeds	We intend to use the net proceeds from the offering of the notes for general corporate purposes. See “Use of Proceeds.”

Certain Covenants	The indenture will include covenants that will, among other things, restrict the ability of the Issuer and, as applicable, the Guarantors to:

•	merge, consolidate or sell, transfer or lease assets; and

•	create liens on assets.

These covenants will be subject to a number of important qualifications and limitations. See “Description of the Notes.”

Trustee	The Bank of New York Mellon Trust Company, N.A.

Additional Notes	From time to time, without notice to, or the consent of, the holders of the notes, the Issuer may issue other debt securities under the indenture in addition to the notes, increase the principal amount of the notes of a series that may be issued under the indenture and issue additional notes of such series in the future. Any such additional notes will have the same terms as the notes of such series being offered hereby, but may be offered at a different offering price or have a different issue date, initial interest accrual date or initial interest payment date than the notes of such series being offered hereby. If issued, these additional notes will become part of the same series as the notes offered hereby, including for purposes of voting, redemptions and offers to purchase; provided that if the additional notes are not fungible with the notes offered hereby for U.S. federal income tax purposes, the additional notes will have a separate CUSIP and ISIN number.

Denominations and Form	The notes will be book-entry only and registered in the name of a nominee of DTC. Investors may elect to hold interests in the notes through Clearstream Banking, société anonyme, or Euroclear Bank SA/NV, as operator of the Euroclear System, if they are participants in these systems, or indirectly through organizations that are participants in these systems. The notes will be issued in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof.

No Public Market	Each series of the notes are a new issue of securities and there is currently no established trading market for the notes. We do not intend to list the notes on any securities exchange. The underwriters have advised us that they intend to make a market in the notes of each series as permitted by applicable laws and regulations; however, the underwriters are not obligated to make a market in the notes, and they may discontinue their market making activities at any time without notice. Therefore, we cannot assure you that an active trading market for the notes will develop or, if developed, that it will continue. See “Underwriting (Conflicts of Interest)”.

Risk Factors	You should carefully consider the information set forth herein under “Risk Factors” and in the section entitled “Risk Factors” in the most recent Annual Report on Form 10-K and any subsequently-filed Quarterly Reports on Form 10-Q filed by Blackstone Inc. and the other information included or incorporated by reference in this prospectus supplement in deciding whether to purchase the notes.

Governing Law	The State of New York.

Conflicts of Interest	Blackstone Securities Partners L.P., as a subsidiary of Blackstone Inc., is deemed to have a “conflict of interest” within the meaning of Rule 5121 (Public Offerings of Securities with Conflicts of Interest) of the Financial Industry Regulatory Authority, Inc. (“Rule 5121”). Rule 5121 imposes certain requirements on a FINRA member participating in the public offering of securities of an issuer if there is a conflict of interest and/or if that issuer controls, is controlled by, or is under common control with, the FINRA member. This offering is being made in compliance with the requirements of Rule 5121. In compliance with Rule 5121, Blackstone Securities Partners L.P. will not sell any of our securities to a discretionary account unless it has received specific written approval from the account holder in accordance with Rule 5121. The appointment of a “qualified independent underwriter” is not necessary in connection with this offering. See “Underwriting (Conflicts of Interest).”

RISK FACTORS

Investing in the notes involves risks. You should carefully review the following risk factors and the risk factors and other cautionary statements, including those described under the section entitled “Risk Factors” in the most recent Annual Report on Form 10-K and any subsequently-filed Quarterly Reports on Form 10-Q filed by Blackstone Inc., which are incorporated by reference in this prospectus supplement, or any similar caption in the documents that we subsequently file with the SEC that are deemed to be incorporated by reference in this prospectus supplement, and in any free writing prospectus that we provide you in connection with the offering of the notes pursuant to this prospectus supplement. We are subject to certain risks and hazards due to the nature of the business activities we conduct. The risks discussed below and in the documents referred to above, any of which could materially and adversely affect our business, financial condition, cash flows, and results of operations, are not the only risks we face. We may experience additional risks and uncertainties not currently known to us; or, as a result of developments occurring in the future, conditions that we currently deem to be immaterial may also materially and adversely affect our business, financial condition, cash flows, and results of operations.

Risks Relating to the Notes and the Guarantees

The Issuer is a finance subsidiary and will depend upon intercompany transfers from the Guarantors to meet its obligations under the notes. The Guarantors are holding entities and will depend upon funds from their respective subsidiaries to meet their obligations under the guarantees. The guarantees will be structurally subordinated to the claims of the creditors of the Guarantors’ respective subsidiaries.

The Issuer is an indirect finance subsidiary of Blackstone Inc. and a direct finance subsidiary of Blackstone Holdings I L.P., a guarantor of the notes, and has no operations or assets other than in such capacity. Furthermore, the Guarantors are each holding entities, and their only significant assets are their investments in their respective subsidiaries. As a finance subsidiary, the Issuer is dependent upon intercompany transfers of funds from the Guarantors to meet its obligations under the notes and, as holding entities, the Guarantors are dependent upon intercompany transfers of funds from their respective subsidiaries to meet their obligations under the guarantees. The ability of such entities to make other payments to the Issuer or the Guarantors may be restricted by, among other things, applicable laws as well as agreements to which those entities may be a party. Therefore, the Issuer’s ability and the Guarantors’ abilities to make payments in respect of the notes or the guarantees, respectively, may be limited.

None of the subsidiaries of the Blackstone Holdings partnerships, other than the Issuer, will have any obligations in respect of the notes, unless any such entities become guarantors. See “Description of the Notes.” Accordingly, the notes will be structurally subordinated to claims of creditors (including trade creditors, if any) of all the subsidiaries of the Blackstone Holdings partnerships, other than the Issuer, except to the extent that any such entities become guarantors. All obligations of the subsidiaries of the Issuer and the Guarantors will have to be satisfied before any of the assets of such entities would be available for distribution, upon a liquidation or otherwise, to the Guarantors.

In contrast to typical guaranteed debt securities, the Guarantors of the notes are holding entities. Accordingly, the notes have similar credit characteristics to holding company debt that does not have the benefit of guarantees and are structurally subordinated to the claims of creditors of our fee generating businesses.

The guarantees of the notes are intended to serve a different purpose than guarantees in a traditional guaranteed debt structure. In a typical debt offering with guarantees, the notes are issued by a parent holding company and the obligations are fully and unconditionally guaranteed by the issuer’s wholly owned domestic subsidiaries. This has the effect of improving the credit quality of what would otherwise be holding company debt by effectively eliminating structural subordination of the parent’s debt obligation to the trade and other creditors of the operating businesses. By contrast, the guarantees of the notes offered hereby will be issued by intermediate holding companies and, therefore, the notes and guarantees will remain structurally subordinated to the creditors of our fee generating businesses. Accordingly, the credit quality of the notes and related guarantees is more similar to holding company debt securities than traditional guaranteed debt securities. Blackstone Inc. does not wholly own the economic interests in its fee generating businesses. The reason we elected to have the Blackstone Holdings partnerships guarantee the Issuer’s payment obligations under the indenture, as opposed to just having a guarantee by Blackstone Inc., was to ensure that the payment obligation was at a level in our organizational structure that owns substantially all of our fee generating businesses.

Your right to receive payments on the notes is effectively subordinated to the rights of lenders who have a security interest in the assets of the Issuer, the Guarantors or the subsidiaries of the Guarantors.

The Issuer’s obligations under the notes are unsecured. In the future, the Issuer, the Guarantors or the subsidiaries of the Guarantors may incur indebtedness that is secured by certain or substantially all of their respective tangible and intangible assets, including the equity interests of each of their existing and future subsidiaries. If the Issuer, the Guarantors or the subsidiaries of the Guarantors were unable to repay any such secured indebtedness, the creditors of such obligations could foreclose on the pledged assets to the exclusion of holders of the notes, even if an event of default exists under the indenture governing the notes offered hereby or obligations under the notes are otherwise due and payable. In any such event, because the notes are unsecured, it is possible that there would be no assets remaining from which your claims could be satisfied or, if any assets remained, they might be insufficient to fully satisfy your claims.

Your ability to transfer the notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the notes.

The notes are a new issue of securities for which there is no established public market. We do not intend to list the notes on any national or international securities exchange. The underwriters have advised us that they intend to make a market in the notes offered hereby as permitted by applicable laws and regulations; however, the underwriters are not obligated to make a market in the notes, and they may discontinue their market-making activities at any time without notice. Therefore, we cannot assure you that an active trading market for the notes will develop or, if developed, that it will continue. We cannot assure you that the market, if any, for the notes will be free from disruptions that may adversely affect the prices at which you may sell your notes. In addition, subsequent to their initial issuance, the notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar notes, our performance and other factors.

If an active trading market does develop, changes in our credit ratings or the debt markets could adversely affect the market prices of the notes.

The market price for the notes will depend on many factors, including:

•	our credit ratings with major credit rating agencies;

•	the prevailing interest rates being paid by other companies similar to us;

•	our results of operations, financial condition and future prospects;

•	the market for debt securities similar to the notes; and

•	the overall condition of the economy and the financial markets.

The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. Fluctuations could have an adverse effect on the market prices of the notes.

Credit rating agencies also continually review their ratings for debt securities of companies that they follow, including us. Negative changes in our ratings could have an adverse effect on the market prices of the notes. The effect of any credit rating downgrade would be to increase our costs of borrowing in the future.

The Issuer may not be able to repurchase the notes upon a change of control repurchase event.

Upon the occurrence of a change of control repurchase event (as defined in “Description of the Notes”), each holder of notes will have the right to require the Issuer (or the Guarantors) to repurchase all or any part of such holder’s notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase. If we experience a change of control repurchase event, we cannot assure you that the Issuer (or the Guarantors) would have sufficient financial resources available to satisfy its obligations to repurchase the notes. The Issuer’s (or the Guarantors’) failure to repurchase the notes as required under the indenture governing the notes would result in a default under the indenture, which could result in defaults under the Guarantors’ existing revolving credit facility, including the acceleration of the payment of any borrowings thereunder, the indentures governing our existing notes and have material adverse consequences for the Issuer and the holders of the notes. In addition, the change of control provisions in the indenture may not protect you from certain important corporate events, such as a leveraged recapitalization (which would increase the level of our indebtedness), reorganization, restructuring, merger or other similar transaction. Such a transaction may not involve a change in voting power or beneficial ownership or, even if it does, may not involve a change that constitutes a “Change of Control” as defined in the indenture that would trigger our obligation to repurchase the notes. If an event occurs that does not constitute a “Change of Control” as defined in the indenture, we will not be required to make an offer to repurchase the notes and you may be required to continue to hold your notes despite the event. See “Description of the Notes—Offer to Repurchase Upon a Change of Control Repurchase Event.” The indentures governing our existing notes also provide that upon the occurrence of a change of control repurchase event, each holder has the right to require the Issuer (or the Guarantors) to repurchase all or any part of such holder’s notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase.

Redemption may adversely affect your return on the notes.

The Issuer has the right to redeem some or all of the notes prior to maturity, as described under “Description of the Notes—Optional Redemption of the Notes.” The Issuer may redeem the notes at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of the notes.

There will be limited covenants and protections in the indenture.

While the indenture and the notes will contain terms intended to provide protection to holders upon the occurrence of certain events involving significant corporate transactions and our creditworthiness, these terms will be limited and may not be sufficient to protect your investment in the notes. For example, there will be no financial covenants in the indenture. In addition, as described under “Description of the Notes—Offer to Repurchase Upon a Change of Control Repurchase Event,” upon the occurrence of a change of control repurchase event, holders will be entitled to require the Issuer to repurchase their notes at 101% of their principal amount. However, the definition of the term “change of control repurchase event” is limited and does not cover a variety of transactions (such as acquisitions by us, recapitalizations or “going private” transactions by our affiliates) that could negatively affect the value of your notes. A change of control transaction under the indenture may only occur if there is either (i) a sale of all or substantially all of our assets or (ii) a change in the controlling interest in our business coupled with the acquisition by a third-party of an entitlement to receive more than 50% of our equity distributions or partner allocations. For a change of control repurchase event to occur there must be not only a change of control transaction as defined in the indenture governing the notes, but also a ratings downgrade resulting from such transaction. If we were to enter into a significant corporate transaction that negatively affects the value of the notes, but would not constitute a change of control repurchase event, you would not have any rights to require the Issuer to repurchase the notes prior to their maturity, which also would adversely affect your investment.

Credit ratings may not reflect all risks.

Any credit ratings for the notes may not reflect the potential impact of all risks related to structure, market, additional factors discussed above and incorporated by reference herein and other factors that may affect the value of the notes. A credit rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn by the rating agency at any time.

U.S. federal and state fraudulent transfer laws may permit a court to void the notes and the guarantees, subordinate claims in respect of the notes and any guarantees and require noteholders to return payments received and, if that occurs, you may not receive any payments on the notes.

Federal and state fraudulent transfer and conveyance statutes may apply to the issuance of the notes, the incurrence of any guarantees of the notes entered into upon issuance of the notes and guarantees that may be entered into thereafter under the terms of the indenture governing the notes. Under applicable bankruptcy laws and comparable provisions of fraudulent transfer or conveyance laws, which may vary from jurisdiction to jurisdiction, the notes or any guarantee could be voided as a fraudulent transfer or conveyance if (1) the Issuer or any of the Guarantors, as applicable, issued the notes or incurred its guarantee with the intent of hindering, delaying or defrauding creditors or (2) the Issuer or any of the Guarantors, as applicable, received less than reasonably equivalent value or fair consideration in return for issuing the notes or incurring its guarantee and, in the case of (2) only, one of the following is also true at the time thereof:

•	the Issuer or any of the Guarantors, as applicable, were insolvent or rendered insolvent by reason of the issuance of the notes or the incurrence of the guarantees;

•	the issuance of the notes or the incurrence of the guarantees left the Issuer or any of the Guarantors, as applicable, with an unreasonably small amount of capital to carry on business; or

•	the Issuer or any of the Guarantors intended to, or believed that it would, incur debts beyond the Issuer’s or such Guarantor’s ability to pay such debts as they mature.

A court would likely find that the Issuer or a Guarantor did not receive reasonably equivalent value or fair consideration for the notes or such guarantee if the Issuer or such Guarantor did not substantially benefit directly or indirectly from the issuance of the notes or the applicable guarantee. As a general matter, value is given for a transfer or an obligation if in exchange for the transfer or obligation, property is transferred or new or antecedent debt is secured or satisfied.

We cannot be certain as to the standards a court would use to determine whether or not the Issuer or the Guarantors were solvent at the relevant time or, regardless of the standard that a court uses, that the issuance of the guarantees would not be further subordinated to the Issuer’s or any of the Guarantors’ other debt. Generally, however, an entity would be considered insolvent if at the time it incurred indebtedness:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all its assets;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

If a court were to find that the issuance of the notes or the incurrence of the guarantee was a fraudulent transfer or conveyance, the court could void the payment obligations under the notes or such guarantee or subordinate the notes or such guarantee to presently existing and future indebtedness of the Issuer or of the applicable Guarantor, or require the holders of the notes to repay any amounts received with respect to such guarantee. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the notes.

Although each guarantee entered into by a Guarantor will contain a provision intended to limit that Guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer, this provision may not be effective to protect those guarantees from being voided under fraudulent transfer law, or may reduce that Guarantor’s obligation to an amount that effectively makes its guarantee worthless.

GUARANTOR DISCLOSURES

The notes offered by this prospectus supplement will be fully and unconditionally guaranteed by Blackstone Inc., Blackstone Holdings I L.P., Blackstone Holdings AI L.P., Blackstone Holdings II L.P., Blackstone Holdings III L.P., Blackstone Holdings IV L.P., as described in “Description of the Notes—Guarantees.” The notes initially will not be guaranteed by any other subsidiaries of Blackstone Inc. The guarantees of the notes will be unsecured and unsubordinated obligations of the Guarantors and will (a) rank equally in right of payment with all of their existing and future unsecured unsubordinated indebtedness, liabilities and other obligations, (b) rank senior in right of payment to all of their existing and future subordinated indebtedness, (c) be effectively subordinated in right of payment to all of their existing and future secured indebtedness, to the extent of the value of the assets securing such indebtedness and (d) be structurally subordinated in right of payment to all existing and future indebtedness, liabilities and other obligations of each subsidiary of the Guarantors (that is not itself the Issuer or a Guarantor). See “Description of the Notes—Ranking.”

On a basis that excludes investments in subsidiaries that are not issuers or guarantors of the notes offered hereby as contemplated by Rule 1301(a)(4) of Regulation S-X, the Issuer and the Guarantors do not have material assets, liabilities and results of operations, with the exception of certain amounts already disclosed in our consolidated financial statements (specifically, goodwill, the majority of our deferred tax assets, the Tax Receivable Agreement liability and obligations under indebtedness incurred by the Issuer and the Guarantors from time to time). Therefore, we have excluded summarized financial information for the Issuer and the Guarantors due to management’s belief that such summarized financial information would be repetitive and would not provide material information to investors beyond that which is already disclosed in our consolidated financial statements.

Blackstone Reg Finance Co. L.L.C. is a finance subsidiary of Blackstone. Blackstone Inc. and the Blackstone Holdings Partnerships are all holding companies, which are dependent upon distributions from their respective subsidiaries to meet the obligations under any indebtedness incurred by the Issuer and the Guarantors from time to time. The notes offered by this prospectus supplement will not be guaranteed by any of our fee generating businesses or funds.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering will be approximately $1,190,826,000, after deducting the underwriting discounts but before offering expenses payable by us. We intend to use the net proceeds from this offering for general corporate purposes.

DESCRIPTION OF THE NOTES

Set forth below is a description of the material terms of the 4.300% Senior Notes due 2030 (the “2030 notes”) and the 4.950% Senior Notes due 2036 (the “2036 notes” and, together with the 2030 notes, the “notes”). This description supplements, and should be read together with, the description of the general terms and provisions of our debt securities and guarantees set forth in the accompanying prospectus under the caption “Description of Debt Securities and Guarantees.” Any information regarding the notes and guarantees contained in this prospectus supplement that is inconsistent with information in the accompanying prospectus will supersede any inconsistent information in the accompanying prospectus. This description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Indenture governing the notes. In addition to reading the description of the notes in this prospectus supplement, you should also read the Indenture under which the notes are to be issued because it, and not this description, will define your rights as a holder of the notes.

General

The notes will be issued by Blackstone Reg Finance Co. L.L.C. (the “Issuer” and, together with the Guarantors (as defined below), the “Credit Parties”). The notes will be fully and unconditionally guaranteed on a joint and several basis by (i) Blackstone Inc. and (ii) Blackstone Holdings I L.P., Blackstone Holdings AI L.P., Blackstone Holdings II L.P., Blackstone Holdings III L.P. and Blackstone Holdings IV L.P. (collectively, “Blackstone Holdings” and, together with Blackstone Inc., the “Initial Guarantors”). None of the subsidiaries of Blackstone Holdings (other than the Issuer) will guarantee or have any obligation in respect of the notes.

The notes will be issued under the base indenture, dated as of December 6, 2024 among the Issuer, the Initial Guarantors and The Bank of New York Mellon Trust Company, N.A., a national banking association, as trustee (the “Trustee”), as supplemented by the second supplemental indenture to be dated as of November 3, 2025, among the Issuer, the Initial Guarantors and the Trustee, in the case of the 2030 notes, and as supplemented by the third supplemental indenture to be dated as of November 3, 2025, among the Issuer, the Initial Guarantors and the Trustee, in the case of the 2036 notes. The second and third supplemental indentures, together with the base indenture, is referred to herein as the “Indenture.”

The notes will be issued in fully registered form only, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The 2030 notes will mature on November 3, 2030 and the 2036 notes will mature on February 15, 2036 unless the Issuer redeems the notes prior to that date, as described below under “—Optional Redemption of the Notes.”

The terms of the notes include those stated in the Indenture. The Indenture does not limit the amount of other debt that the Issuer or the Initial Guarantors may incur. The Issuer may, from time to time, without the consent of the holders of the notes, issue other debt securities under the Indenture in addition to the notes. The Issuer may also, from time to time, without the consent of the holders of the notes, issue additional notes of a series in the future. Any such additional notes will have the same terms as the notes of such series being offered by this prospectus supplement, but may be offered at a different offering price or have a different issue date, initial interest accrual date or initial interest payment date than the notes of such series being offered by this prospectus supplement. If issued, these additional notes will become part of the same series as the notes being offered by this prospectus supplement, including for purposes of voting, redemptions and offers to purchase. If any such additional notes are not fungible with the notes being offered by this prospectus supplement for U.S. federal income tax purposes, such additional notes will have a separate CUSIP and ISIN number.

The notes do not provide for any sinking fund.

Principal and Interest

The notes will bear interest from November 3, 2025, or from the most recent interest payment date to which interest has been paid or duly provided for, at the annual rate of 4.300%, in the case of the 2030 notes and

4.950%, in the case of the 2036 notes. Interest on the 2030 notes will be payable semi-annually in arrears on May 3 and November 3 of each year, commencing May 3, 2026 to the persons in whose names the 2030 notes are registered at the close of business on the immediately preceding April 18 and October 19, respectively, subject to certain exceptions. Interest on the 2036 notes will be payable semi-annually in arrears on February 15 and August 15 of each year, commencing February 15, 2026 to the persons in whose names the 2036 notes are registered at the close of business on the immediately preceding February 1 and August 1, respectively, subject to certain exceptions. Interest on the notes will be computed on a basis of a 360-day year of twelve 30-day months.

Amounts due on the stated maturity date or earlier redemption date of the notes will be payable at the corporate trust office of the Trustee, initially at 500 Ross Street, 12th Floor, Pittsburgh, Pennsylvania 15262, Attention: Corporate Trust. The Issuer will make payments of principal, premium, if any, and interest in respect of the notes in book-entry form to The Depository Trust Company (“DTC”) in immediately available funds, while disbursement of such payments to owners of beneficial interests in notes in book-entry form will be made in accordance with the procedures of DTC and its participants in effect from time to time. The Trustee will initially act as paying agent for payments with respect to the notes. The Issuer may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that the Issuer will be required to maintain a paying agent in each place of payment for the notes. All moneys paid by the Issuer to a paying agent for the payment of principal, interest, premium or the repurchase price on notes which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to the Issuer upon request, and the holder of such notes thereafter may look only to the Issuer for payment thereof.

Neither the Issuer nor the Trustee will impose any service charge for any transfer or exchange of a note. However, the Issuer may require you to pay any taxes or other governmental charges in connection with a transfer or exchange of notes.

The Issuer is not required to transfer or exchange any notes selected for redemption for a period of 15 days before transmission of a notice of redemption of the notes to be redeemed.

If any interest payment date, stated maturity date or earlier redemption or repurchase date falls on a day that is not a business day in The City of New York, the Issuer will make the required payment of principal, premium, if any, and/or interest on the next business day as if it were made on the date payment was due, and no interest will accrue on the amount so payable for the period from and after that interest payment date, stated maturity date or earlier redemption or repurchase date, as the case may be, to the next business day.

As used in the Indenture, the term “business day” means any day, other than a Saturday or Sunday, that is not a day on which banking institutions or trust companies are authorized or obligated by law, regulation or executive order to close in the place where the principal of and premium, if any, and interest on, or any repurchase price of, the notes are payable.

Guarantees

The obligations of the Issuer pursuant to the notes, including any repurchase obligation resulting from a Change of Control Repurchase Event, will be fully and unconditionally guaranteed (the “Note Guarantees”), jointly and severally by each of the Initial Guarantors and any Additional Guarantors as defined below (Additional Guarantors, if any, together with the Initial Guarantors, the “Guarantors”).

Any New Holdings Partnership Entity (other than a Non-Guarantor Entity) must provide a Note Guarantee, whereupon such New Holdings Partnership Entity shall be an “Additional Guarantor.”

None of the subsidiaries of Blackstone Holdings (other than the Issuer) will guarantee or have any obligation in respect of the notes. The Issuer is a finance subsidiary with no operations or assets other than in such capacity, and the Guarantors are holding entities that hold equity interests in operating entities. The Issuer and the Guarantors depend upon funds from the Guarantors’ respective subsidiaries to meet their obligations in respect of the notes or the Note Guarantees, as applicable. Accordingly, the credit character of the notes is comparable to debt issued by a holding company.

Each Note Guarantee will be a general unsecured obligation of the relevant Guarantor and will be limited to the maximum amount that would not render the Guarantor’s obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law. By virtue of this limitation, a Guarantor’s obligation under its Note Guarantee could be significantly less than amounts payable with respect to the notes, or a Guarantor may have effectively no obligation under its Note Guarantee.

The Note Guarantee of a Guarantor will terminate if:

•

such Guarantor is not Blackstone Inc. and is sold or disposed of (whether by merger, consolidation or the sale of all or substantially all of its assets) to an entity that is not required to become a Guarantor, if such sale or disposition is otherwise in compliance with the Indenture, including the covenant described in “—Consolidation, Merger, Sale of Assets and Other Transactions,”

•	such Guarantor is designated a Non-Guarantor Entity in accordance with the Indenture, or

•	the Issuer effects a defeasance or discharge of the notes, as provided in “—Defeasance and Covenant Defeasance.”

“New Holdings Partnership Entity” means any subsidiary (other than a directly or indirectly wholly owned subsidiary) of Blackstone Inc. other than (i) a then-existing Guarantor, (ii) any Person in which Blackstone Inc. directly or indirectly owns its interest through one or more then-existing Guarantors or (iii) any Person through which Blackstone Inc. directly or indirectly owns its interests in one or more then-existing Guarantors.

“Non-Guarantor Entity” means any Person designated by the Issuer as such in accordance with the Indenture. The Indenture will provide that the Issuer may designate any Person as a Non-Guarantor Entity if (1) such Person is directly or indirectly wholly owned by one or more Credit Parties or (2) such Person, together with all then-existing Non-Guarantor Entities designated pursuant to this clause (2) on a combined and consolidated basis and taken as a whole, would not constitute a “significant subsidiary” (as such term is defined in Rule 1-02(w) of Regulation S-X under the Securities Act or any successor provision) of Blackstone Inc. (the foregoing, the “Non-Guarantor Limitation”). The Issuer may also, from time to time, remove the designation of any Person as a Non-Guarantor Entity and must remove the designation as to one or more Non-Guarantor Entities designated pursuant to clause (2) of the immediately preceding sentence to the extent as of the end of any fiscal quarter such Non-Guarantor Entities exceed the Non-Guarantor Limitation. Any such designation or removal by the Issuer shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Secretary or an Assistant Secretary of the Issuer to have been duly adopted by the Issuer’s member or members or by the Issuer’s board of managers giving effect to such designation or removal, and in the case of a designation, a certificate of a financial officer of Blackstone Inc. certifying that such designation complied with the foregoing provisions.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, including a government or political subdivision or an agency or instrumentality thereof.

Ranking

The payment of the principal of, premium, if any, and interest on the notes and the payment of any Note Guarantee will:

•	rank equally in right of payment with all existing and future unsecured and unsubordinated indebtedness, liabilities and other obligations of the Issuer or the relevant Guarantor;

•	rank senior in right of payment to all existing and future subordinated indebtedness of the Issuer or the relevant Guarantor;

•	be effectively subordinated to all existing and future secured indebtedness of the Issuer or the relevant Guarantor, to the extent of the value of the assets securing such indebtedness; and

•	be structurally subordinated in right of payment to all existing and future indebtedness, liabilities and other obligations of subsidiaries of the Issuer or the relevant Guarantors.

The Indenture does not contain any limitations on the amount of additional indebtedness that the Issuer or any of the Guarantors or their respective subsidiaries may incur.

The notes and Note Guarantees are obligations of the Credit Parties and are not obligations of the subsidiaries of the Credit Parties. The Credit Parties do not conduct material independent operations and substantially all of their operations are conducted through subsidiaries of the Guarantors. The Issuer’s cash flow and ability to service debt, including the notes, depend upon receiving loans, advances and other payments from the Guarantors and their subsidiaries. The Guarantors will depend on the distribution of earnings, loans or other payments by their subsidiaries to make such payments to the Issuer. These subsidiaries are separate and distinct legal entities and they have no obligation to pay any amounts due on the notes or to provide the Credit Parties with funds to satisfy any payment obligations with respect to the notes. In addition, any payment of dividends, distributions, loans or advances by subsidiaries of the Guarantors could be subject to statutory or contractual restrictions. Payments due to the Guarantors by their respective subsidiaries will also be contingent upon the earnings and business considerations of such subsidiaries. The Guarantors’ right to receive any assets of any of their respective subsidiaries, as a common equity holder of such subsidiaries, upon their liquidation or reorganization, and therefore the right of the holders of the notes to participate in those assets, would be structurally subordinated to the claims of that subsidiary’s creditors, including trade creditors, and claims of preferred equity-holders, if any. In addition, the notes are unsecured. Thus, even if any of the Credit Parties were a creditor of any Guarantor’s subsidiary, its rights as a creditor would be subordinate to any security interest in the assets of such subsidiary and any indebtedness of the subsidiaries senior to that held by the Credit Parties. See “Risk Factors—Risks Relating to the Notes and the Guarantees.”

Limitations on Liens

The Indenture provides that the Credit Parties will not, and will not cause or permit any of their respective subsidiaries to, create, assume, incur or guarantee any indebtedness for money borrowed that is secured by a pledge, mortgage, lien or other encumbrance (other than Permitted Liens) on any voting stock or profit participating equity interests of their respective subsidiaries (to the extent of their ownership of such voting stock or profit participating equity interests) or any entity that succeeds (whether by merger, consolidation, sale of assets or otherwise) to all or any substantial part of the business of any of such subsidiaries, without providing that the notes (together with, if the Credit Parties shall so determine, any other indebtedness of or guarantee by, the Credit Parties ranking equally with the notes and existing as of the closing of the offering of the notes or thereafter created) will be secured equally and ratably with or prior to all other indebtedness secured by such pledge, mortgage, lien or other encumbrance on the voting stock or profit participating equity interests of any such entities for so long as such other indebtedness is so secured. “Permitted Liens” means (a) liens on voting stock or profit participating equity interests of any subsidiary existing at the time such entity becomes a direct or indirect subsidiary of Blackstone Inc. or is merged into a direct or indirect subsidiary of Blackstone Inc. (provided such liens are not created or incurred in connection with such transaction and do not extend to any other subsidiary), and (b) statutory liens, liens for taxes or assessments or governmental liens not yet due or delinquent or which can be paid without penalty or are being contested in good faith and (c) other liens of a similar nature as those described above. This covenant will not limit the ability of the Credit Parties or their subsidiaries to incur indebtedness or other obligations secured by liens on assets other than the voting stock or profit participating equity interests of the Credit Parties and their respective subsidiaries.

Consolidation, Merger, Sale of Assets and Other Transactions

None of the Credit Parties shall be party to a Substantially All Merger or participate in a Substantially All Sale, unless:

•

the Credit Party is the surviving Person, or the Person formed by or surviving such Substantially All Merger or to which such Substantially All Sale has been made is organized under the laws of the United States, Belgium, Bermuda, Canada, Cayman Islands, France, Germany, Gibraltar, Ireland, Italy, Luxembourg, the Netherlands, Switzerland, the United Kingdom or British Crown Dependencies, a member country of the Organisation for Economic Co-operation and Development, or any political subdivision of any of the foregoing (collectively, the “Permitted Jurisdictions”), and has expressly assumed by supplemental Indenture all of the obligations of such Credit Party under the Indenture;

•	immediately after giving effect to such transaction, no default or Event of Default has occurred and is continuing; and

•

the Issuer delivers to the Trustee an officers’ certificate and an opinion of counsel, each stating that such transaction and any supplemental Indenture comply with the Indenture and that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

For as long as any notes remain outstanding, all equity and voting interests of the Issuer must be owned directly or indirectly by one or more Guarantors and each of the Credit Parties must be organized under the laws of a Permitted Jurisdiction.

“Credit Group” means the Credit Parties and the Credit Parties’ direct and indirect subsidiaries (to the extent of their economic ownership interest in such subsidiaries) taken as a whole.

“Substantially All Merger” means a merger or consolidation of one or more Credit Parties with or into another Person that would, in one or a series of related transactions, result in the transfer or other disposition, directly or indirectly, of all or substantially all of the properties and assets of the Credit Group to a Person that is not within the Credit Group immediately prior to such transaction.

“Substantially All Sale” means a sale, assignment, transfer, lease or conveyance to any other Person in one or a series of related transactions, directly or indirectly, of all or substantially all of the properties and assets of the Credit Group to a Person that is not within the Credit Group immediately prior to such transaction.

Any Person that becomes a successor pursuant to this covenant will be substituted for the applicable Credit Party in the Indenture, with the same effect as if it had been an original party to the Indenture. As a result, the successor may exercise the rights and powers of the applicable Credit Party under the Indenture, and, except in the case of a lease, the prior Credit Party will be released from all of its liabilities and obligations under the Indenture and under the notes.

Any substitution of a successor for the applicable Credit Party might be deemed for federal income tax purposes to be an exchange of the notes for “new” notes, resulting in recognition of gain or loss for such purposes and possibly certain other adverse tax consequences to beneficial owners of the notes. Holders should consult their own tax advisors regarding the tax consequences of any such substitution.

Offer to Repurchase Upon a Change of Control Repurchase Event

If a Change of Control Repurchase Event (defined below) occurs, unless the Issuer has exercised its option to redeem the notes as described below, the Issuer will make an offer to each holder of notes to repurchase all or any part (each new note will be in a minimum principal amount of $2,000 and integral multiples of $1,000 in excess thereof) of that holder’s notes at a repurchase price in cash equal to 101% of the aggregate principal amount of notes repurchased plus any accrued and unpaid interest on the notes repurchased to, but excluding, the date of purchase. Within 30 days following any Change of Control Repurchase Event or, at the Issuer’s option, prior to any Change of Control, but after the public announcement of the Change of Control, the Issuer will give notice to each holder describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is given. The notice shall, if given prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice. The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the notes, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Repurchase Event provisions of the notes by virtue of such conflict.

On the business day immediately preceding the Change of Control Repurchase Event payment date, the Issuer will, to the extent lawful:

(1)	accept for payment all notes or portions of notes properly tendered pursuant to the Issuer’s offer on the Change of Control Repurchase Event payment date;

(2)	deposit with the paying agent an amount equal to the aggregate purchase price in respect of all notes or portions of notes properly tendered; and

(3)	deliver or cause to be delivered to the Trustee the notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of notes being purchased by us.

The paying agent will promptly deliver to each holder of notes properly tendered the purchase price for the notes, and the Trustee will promptly authenticate (if applicable) and deliver (or cause to be transferred by book-entry) to each holder a new note equal in principal amount to any unpurchased portion of any notes surrendered; provided that each new note will be in a minimum principal amount of $2,000 and integral multiples of $1,000 in excess thereof.

The Issuer will not be required to make an offer to repurchase the notes upon a Change of Control Repurchase Event if (i) a third party makes an offer in respect of the notes in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Issuer and such third party purchases all notes properly tendered and not withdrawn under its offer or (ii) the Issuer has given written notice of a redemption as provided below under “—Optional Redemption.”

There can be no assurance that sufficient funds will be available at the time of any Change of Control Repurchase Event to make required repurchases of notes tendered. The failure of the Issuer or the Guarantors to repurchase the notes upon a Change of Control Repurchase Event would result in a default under the Indenture. If the holders of the notes exercise their right to require the Issuer to repurchase the notes upon a Change of Control Repurchase Event, the financial effect of this repurchase could result in defaults under the Guarantors’ existing revolving credit facility, the indentures governing our existing notes or future debt instruments to which the Issuer or the Guarantors are party, including the acceleration of the payment of any borrowings thereunder. It is possible that the Credit Parties will not have sufficient funds at the time of the Change of Control Repurchase Event to make the required repurchase of the Credit Parties’ other debt and the notes. See “Risk Factors—Risks Relating to the Notes and the Guarantees —The Issuer may not be able to repurchase the notes upon a change of control repurchase event.”

The definition of “Change of Control” includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties and assets of the Credit Group.

Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require the Issuer to repurchase the notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Credit Group to another Person or group may be uncertain.

For purposes of the notes:

“Below Investment Grade Rating Event” means the rating on the notes is lowered in respect of a Change of Control and the notes are rated below Investment Grade by both Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended until the ratings are announced if during such 60-day period the rating of the notes is under publicly announced consideration for possible downgrade by either of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Issuer in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event). The Issuer will request the Rating Agencies to make such confirmation in connection with any Change of Control and shall promptly deliver an officers’ certificate to the Trustee certifying as to whether or not such confirmation has been received or denied. The Trustee shall not be responsible for monitoring, or charged with knowledge of, the ratings of the notes.

“Change of Control” means the occurrence of the following:

•

the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties and assets of the Credit Group to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act or any successor provision), other than to a Continuing Blackstone Entity; or

•

the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act or any successor provision), other than a Continuing Blackstone Entity, becomes (A) the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act or any successor provision) of (i) a majority of the shares of common stock of Blackstone Inc. entitled to vote generally in the election of directors or (ii) a controlling interest in one or more Guarantors comprising all or substantially all of the assets of the Credit Group and (B) entitled to receive a Majority Economic Interest in connection with such transaction.

“Change of Control Repurchase Event” means the occurrence of a Change of Control and a Below Investment Grade Rating Event.

“Continuing Blackstone Entity” means any entity that, immediately prior to and immediately following any relevant date of determination, is directly or indirectly controlled by one or more Senior Managing Directors or other personnel of Blackstone Inc. who, as of any date of determination (i) each have devoted substantially all of his or her business and professional time to the activities of the Credit Parties and/or their subsidiaries during the 12-month period immediately preceding such date and (ii) directly or indirectly control a majority of the shares of common stock (or other similar interests) of Blackstone Inc. or any successor entity entitled to vote generally in the election of directors.

“Fitch” means Fitch Ratings Inc. or any successor thereto.

“Investment Grade” means a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch) and BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) (or, in each case, if such Rating Agency ceases to rate the notes for reasons outside of the Issuer’s control, the equivalent investment grade credit rating from any Rating Agency selected by the Issuer as a replacement Rating Agency).

“Majority Economic Interest” means any right or entitlement to receive more than 50% of the equity distributions or partner allocations (whether such right or entitlement results from the ownership of partner or other equity interests, securities, instruments or agreements of any kind) made to all holders of partner or other equity interests in the Credit Group (other than entities within the Credit Group).

“Rating Agency” means:

•	each of Fitch and S&P; and

•

if either of Fitch or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of the Issuer’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) the Exchange Act selected by the Issuer as a replacement agency for Fitch or S&P, or both, as the case may be.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., or any successor thereto.

Optional Redemption of the Notes

Prior to October 3, 2030 in the case of the 2030 notes (one month prior to the maturity date of the 2030 notes) and November 15, 2035 in the case of the 2036 notes (three months prior to the maturity date of the 2036 notes), the notes will be redeemable in whole or in part, at the Issuer’s option at any time and from time to time, at a redemption price equal to the greater of:

(1)	100% of the principal amount of any notes being redeemed, and

(2)

(a) the sum of the present values of the remaining scheduled payments of principal and interest on any notes being redeemed discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points, in the case of the 2030 notes, and 15 basis points, in the case of the 2036 notes, less (b) interest accrued to the date of redemption, plus, in either case, accrued and unpaid interest on the principal amount of the notes being redeemed to, but excluding, the redemption date,

On or after October 3, 2030 in the case of the 2030 notes (one month prior to the maturity date of the 2030 notes) and November 15, 2035 in the case of the 2036 notes (three months prior to the maturity date of the 2036 notes), the notes may be redeemed in whole or in part, at the Issuer’s option at any time and from time to time, at a redemption price equal to 100% of the principal amount of any notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the date of redemption.

“Par Call Date” means (i) with respect to the 2030 notes, October 3, 2030 (the date that is one month prior to the maturity date of the 2030 notes) and (ii) with respect to the 2036 notes, November 15, 2035 (the date that is three months prior to the maturity date of the 2036 notes).

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Issuer in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Issuer after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Issuer shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date for the notes being redeemed (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, the Issuer shall calculate the Treasury Rate based on the rate per annum equal to the semiannual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date of the notes being redeemed, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Issuer shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuer shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Issuer’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

In the case of any partial redemption, selection of the notes for redemption will be made by the Trustee as it deems fair and appropriate, including by lot or pro rata, or, if such notes are in the form of one or more global securities, in accordance with the procedures of DTC (or another depositary). A new note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original note. Notice of redemption will be transmitted to each holder of notes to be redeemed not less than 15 nor more than 60 days prior to the date set for such redemption. This notice will include the following information: the redemption date; the redemption price (or the method of calculating such price); if less than all of the outstanding notes are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the notes to be redeemed; that on the redemption date the redemption price will become due and payable and that interest will cease to accrue; the place or places where such notes are to be surrendered for payment of the redemption price; and the CUSIP number of the notes to be redeemed. Any notice of any redemption may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a securities offering or other corporate transaction.

By no later than 11:00 a.m. (New York City time) on the redemption date, the Issuer will deposit or cause to be deposited with the Trustee or with another paying agent (or, if any of the Credit Parties is acting as the Issuer’s paying agent with respect to the notes, such Credit Party will segregate and hold in trust as provided in the Indenture) an amount of money sufficient to pay the aggregate redemption price of, and (except if the redemption date shall be an interest payment date) accrued interest on, all of the notes or the part thereof to be redeemed on the redemption date. On the redemption date, the redemption price will become due and payable upon all of the notes to be redeemed, and interest, if any, on the notes to be redeemed will cease to accrue from and after that date. Upon surrender of any such notes for redemption, the Issuer will pay those notes surrendered at the redemption price together, if applicable, with accrued interest to the redemption date.

Any debt securities to be redeemed only in part must be surrendered at the office or agency established by the Issuer for such purpose, and the Issuer will execute, and the Trustee will authenticate and deliver to a holder without service charge, new notes of the same series and of like tenor, of any authorized denomination as requested by that holder, in a principal amount equal to and in exchange for the unredeemed portion of the principal of the notes that holder surrenders.

Financial Reports

For so long as Blackstone Inc. is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Issuer must provide (or cause its affiliates to provide) to the Trustee, unless available on the Commission’s Electronic Data Gathering, Analysis and Retrieval System (or successor system), within 15 days after Blackstone Inc. files the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which Blackstone Inc. may file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act.

For so long as any of the notes remain outstanding, the Issuer will, or will cause its affiliates to, furnish to the holders of the notes and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act and, unless available on the Commission’s Electronic Data Gathering, Analysis and Retrieval System (or successor system), such information for Blackstone Inc. (as if such rule applied to it), provided, however, that if any time Blackstone Inc. no longer directly or indirectly controls the Credit Parties or guarantees the notes, such information shall be provided for either (1) the Credit Parties on a combined and consolidated basis and taken as a whole or (ii) any Person that directly or indirectly controls the Credit Parties and guarantees the notes (in each case, as if such rule applied to such Person). The Issuer will, or will cause its affiliates to, make the above information and reports available to securities analysts and prospective investors upon request.

Events of Default, Notice and Waiver

The following shall constitute “Events of Default” under the Indenture with respect to the notes:

•	the Issuer’s failure to pay any interest on the notes when due and payable, continued for 30 days;

•	the Issuer’s failure to pay principal (or premium, if any) on any notes when due, regardless of whether such payment became due because of maturity, redemption, acceleration or otherwise;

•	the Issuer’s failure to pay the repurchase price when due in connection with a Change of Control Repurchase Event;

•

any Credit Party’s failure to observe or perform any other covenants or agreements with respect to the notes for 90 days after the Issuer receives notice of such failure from the Trustee or 90 days after the Issuer and the Trustee receive notice of such failure from the holders of at least 25% in aggregate principal amount of the outstanding notes;

•	certain events of bankruptcy, insolvency or reorganization of the Issuer or of any Guarantor (other than an Insignificant Guarantor); and

•

a Note Guarantee of any Guarantor (other than an Insignificant Guarantor) ceases to be in full force and effect or is declared to be null and void and unenforceable or such Note Guarantee is found to be invalid or a Guarantor (other than an Insignificant Guarantor) denies its liability under its Note Guarantee (other than by reason of release of such Guarantor in accordance with the terms of the Indenture).

“Insignificant Guarantor” means a Guarantor (or a group of Guarantors taken together) that would not, on a combined and consolidated basis and taken as a whole together with all then-existing Non-Guarantor Entities designated pursuant to clause (ii) of the definition of Non-Guarantor Entity, as set forth above under the caption “—Guarantees,” constitute a “significant subsidiary” (as such term is defined in Rule 1-02(w) of Regulation S-X under the Securities Act or any successor provision) of Blackstone Inc.

If an Event of Default with respect to the notes shall occur and be continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes may declare, by notice as provided in the Indenture, the principal amount of all outstanding notes to be due and payable immediately; provided that, in the case of an Event of Default involving certain events of bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, have been cured or waived.

Any past default under the Indenture with respect to the notes, and any Event of Default arising therefrom, may be waived by the holders of a majority in principal amount of all outstanding notes, except in the case of (i) a default in the payment of the principal of (or premium, if any) or interest on any note, or the repurchase price in connection with a Change of Control Repurchase Event, or (ii) default in respect of a covenant or provision which may not be amended or modified without the consent of the holder of each note affected.

The Trustee is required within 90 days after the occurrence of a default (of which a responsible trust officer of the Trustee has received written notice specifying the default and is continuing), with respect to the notes (without regard to any grace period or notice requirements), to give to the holders notice of such default; provided that except in the case of a default in the payment of principal of (or premium, if any) or interest on any note, or the repurchase price in connection with a Change of Control Repurchase Event, the Trustee may withhold notice if and so long as a committee of responsible trust officers of the Trustee in good faith determines that withholding notice is in the interests of the holders.

The Trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders, reasonably satisfactory to the Trustee, with respect to which a default has occurred before proceeding to exercise any right or power under the Indenture at the request of the holders. Subject to such right of indemnification and to certain other limitations, the holders of a majority in aggregate principal amount of the outstanding notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the notes, provided that such direction shall not be in conflict with any rule of law or with the Indenture and the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

No holder of notes may institute any action against the Credit Parties under the Indenture (except actions for payment of overdue principal of (and premium, if any) or interest on such notes in accordance with its terms) unless (i) the holder has given to the Trustee written notice of an Event of Default and of the continuance thereof with respect to the notes specifying an Event of Default, as required under the Indenture, (ii) the holders of at least 25% in aggregate principal amount of outstanding notes under the Indenture shall have requested the

Trustee to institute such action and offered to the Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (iii) the Trustee shall not have instituted such action within 60 days of such request and (iv) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the holders of a majority in principal amount of the notes.

The Issuer is required to furnish the Trustee annually a statement by certain of its officers to the effect that, to the best of their knowledge, the Issuer is not in default in the fulfillment of any of its obligations under the Indenture or, if there has been a default in the fulfillment of any such obligation, specifying each such default.

Defeasance and Covenant Defeasance

Except as prohibited by the Indenture, if the Issuer deposits with the Trustee sufficient money or United States government obligations, or both, to pay the principal of, and premium, if any, and interest on, the notes on the scheduled due dates therefor, then at the Issuer’s option the Issuer may be discharged from certain of its obligations with respect to the notes or elect that its failure to comply with certain restrictive covenants, including those described in “—Offer to Repurchase Upon a Change of Control Repurchase Event,” “—Consolidation, Merger, Sale of Assets and Other Transactions,” “—Limitations on Liens” and the requirement to add Additional Guarantors as described in “—Guarantees” will not be deemed to be or result in an event of default under the notes.

Modification and Waiver

The Issuer, the Guarantors and the Trustee may supplement the Indenture for certain limited purposes without the consent of the holders. The Issuer, the Guarantors and the Trustee may also modify the Indenture in a manner that affects the interests or rights of the holders of notes of each series with the consent of the holders of at least a majority in aggregate principal amount of the notes of such series at the time outstanding. However, the Indenture will require the consent of each holder of notes affected by any modification which would:

•	change the fixed maturity of, or any installment of principal or interest on, the notes;

•	reduce the principal amount of the notes payable at or upon acceleration of the maturity thereof, or reduce the rate or extend the time of payment of interest thereon;

•	reduce the price at which the notes must be repurchased in connection with a Change of Control Repurchase Event;

•	reduce any premium payable upon the redemption or change the date on which the notes must be redeemed;

•	change the currency in which the notes or any premium or interest is payable;

•	impair the right to enforce any payment on or with respect to the notes;

•

reduce the percentage in principal amount of outstanding notes the consent of whose holders is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults;

•	subordinate the notes or any Note Guarantee to any other obligation of the Issuer or the applicable Guarantor;

•	modify the Note Guarantees in any manner adverse to the holders; or

•	modify any of the above bullet points.

Governing Law

The Indenture, notes and Note Guarantees will be governed by, and construed in accordance with, the laws of the State of New York. The Indenture will provide that any action, suit or proceeding arising out of or relating to the Indenture, notes and Note Guarantees may be brought and enforced only in the United States District Court for the Southern District of New York (or if such court does not have jurisdiction over such action, suit or proceeding, the Supreme Court of New York County (Commercial Division) in the City of New York of the State of New York), which will be the exclusive forum for any such actions, suits or proceedings, except that any action, suit or proceeding asserting a cause of action arising under the Exchange Act may also be brought and enforced in any federal district court of the United States, which will be the exclusive forum for such actions, suits or proceedings. The Issuer, Guarantors, and the holders of the notes by purchase of their security will be deemed to have consented to the jurisdiction of such courts and have waived any objection that such courts represent an inconvenient forum for any such suit, action or proceeding.

Trustee

The Trustee under the Indenture will be The Bank of New York Mellon Trust Company, N.A. Subject to the provisions of the Trust Indenture Act of 1939, as amended, the Trustee is under no obligation to exercise any of its powers vested in it by the Indenture at the request of any holder of the notes unless the holder offers the Trustee reasonable indemnity satisfactory to it against the costs, expenses and liabilities which might result. The Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in performing its duties if the Trustee reasonably believes that it is not reasonably assured of repayment or adequate indemnity. We have entered, and from time to time may continue to enter, into trust, administration or other relationships with The Bank of New York Mellon Trust Company, N.A. or its affiliates.

BOOK-ENTRY; DELIVERY AND FORM

Book-Entry System, Delivery and Form

The notes initially will be issued in book-entry form and represented by one or more global notes. The global notes will be deposited with, or on behalf of, DTC, New York, New York, as depositary, and registered in the name of Cede & Co., the nominee of DTC. Beneficial interests in a global note will be represented through book-entry accounts of financial institutions acting on behalf of the beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in a global note through either DTC (in the United States) or Clearstream Banking, S.A. (“Clearstream”), or Euroclear Bank SA/NV (the “Euroclear Operator”), as operator of the Euroclear System (“Euroclear”) (in Europe), either directly if they are participants in such systems or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in the U.S. depositaries’ names on the books of DTC. Citibank, N.A. will act as the U.S. depositary for Clearstream, and JPMorgan Chase Bank, N.A. will act as the U.S. depositary for Euroclear.

Unless and until it is exchanged for individual certificates evidencing notes under the limited circumstances described below, a global note may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between its customers through electronic book-entry changes in accounts of its customers, thereby eliminating the need for physical movement of certificates. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include the underwriters for this offering. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream customer either directly or indirectly.

Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by the Euroclear Operator under contract with Euroclear Clearance System Public Limited Company (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The

Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters for this offering. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

The Euroclear Operator has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, which eliminates the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the NYSE American LLC and the Financial Industry Regulatory Authority, Inc. Access to the DTC system is also available to others, which we sometimes refer to as “indirect participants,” that clear transactions through or maintain a custodial relationship with a direct participant either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of notes within the DTC system must be made by or through direct participants, which will receive a credit for those notes on DTC’s records. The ownership interest of the actual purchaser of notes, which we sometimes refer to as a “beneficial owner,” is in turn recorded on the direct and indirect participants’ records. Beneficial owners of notes will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased notes. Transfers of ownership interests in global notes are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global notes except under the limited circumstances described below.

To facilitate subsequent transfers, all global notes deposited with DTC will be registered in the name of DTC’s nominee, Cede & Co. The deposit of notes with DTC and their registration in the name of Cede & Co. will not change the beneficial ownership of the notes. DTC has no knowledge of the actual beneficial owners of the notes. DTC’s records reflect only the identity of the direct participants to whose accounts the notes are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC or its nominee. If the notes are not held in definitive form, and if less than all of the notes are being redeemed, the amount of the interest of each direct participant in the notes to be redeemed will be determined in accordance with DTC’s procedures.

In any case where a vote may be required with respect to the notes, neither DTC nor Cede & Co. will give consents for or vote the global notes. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the notes are credited on the record date identified in a listing attached to the omnibus proxy.

Principal and interest payments on the notes will be made to Cede & Co., as nominee of DTC.

DTC’s practice is to credit direct participants’ accounts on the relevant payment date unless DTC has reason to believe that it will not receive payment on the payment date. Payments by direct and indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any legal requirements in effect from time to time. Payment of principal and interest to Cede & Co. is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of notes will not be entitled to have notes registered in their names and will not receive physical delivery of notes. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the notes and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in notes.

Distributions on the notes held beneficially through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Euroclear Terms and Conditions”). The Euroclear Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Distributions on the notes held beneficially through Euroclear will be credited to the cash accounts of its participants in accordance with the Euroclear Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds. No assurances can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the notes.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving the notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their U.S. depositaries.

Because of time-zone differences, credits of the notes received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be credited the business day following the DTC settlement date. Such credits or any transactions in the notes settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of the notes by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

DTC, Clearstream and Euroclear are under no obligation to provide their services as depositaries for the notes and may discontinue providing their services at any time. Neither we, the trustee nor the underwriters will have any responsibility for the performance by DTC, Clearstream, Euroclear or their direct participants or indirect participants under the rules and procedures governing these organizations.

As noted above, beneficial owners of notes generally will not receive certificates representing their ownership interests in the notes. However, if:

•

DTC notifies us that it is unwilling or unable to continue as a depositary for the global notes or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered;

•	we determine, in our sole discretion, not to have the notes represented by one or more global notes; or

•	an event of default under the indenture has occurred and is continuing with respect to the notes,

we will prepare and deliver certificates for the notes in exchange for beneficial interests in the global notes. Any beneficial interest in a global note that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for notes in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global notes.

We have provided the descriptions of the operations of DTC, Clearstream and Euroclear in this prospectus supplement solely as a matter of convenience. We take no responsibility for the accuracy of this information. These operations and procedures are solely within the control of those organizations and are subject to change by them from time to time.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of certain United States federal income tax consequences of the purchase, ownership and disposition of the notes. This summary deals only with notes that are held as capital assets (generally, assets held for investment purposes) by persons who acquire the notes upon the issuance hereby at their offering price indicated on the cover page of this prospectus supplement.

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and existing and proposed Treasury regulations promulgated thereunder, rulings and judicial decisions as of the date of this prospectus supplement. Those authorities may be changed or subject to different interpretations, possibly with retroactive effect, so as to result in United States federal income tax consequences different from those summarized below. This summary does not address the effects of any United States federal tax consequences other than income taxes (such as estate and gift taxes) and does not address the Medicare tax on net investment income or any state, local or foreign tax considerations. In addition, it does not represent a detailed description of the United States federal income tax consequences applicable to you if you are a person subject to special treatment under the United States federal income tax laws, including, without limitation:

•	a broker or dealer in securities or currencies;

•	a financial institution;

•	an insurance company;

•	a regulated investment company;

•	a real estate investment trust;

•	a tax-exempt entity;

•	a person holding the notes as part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

•	a trader in securities that has elected the mark-to-market method of accounting for your securities;

•	a person liable for alternative minimum tax;

•	a U.S. holder (as defined below) that holds notes through a non-U.S. broker or other non-U.S. intermediary;

•	a U.S. holder whose “functional currency” is not the U.S. dollar;

•	a United States expatriate;

•	a “controlled foreign corporation”;

•	a “passive foreign investment company”;

•	a partnership or other pass-through entity for United States federal income tax purposes; or

•	a person required to accelerate the recognition of any item of gross income with respect to the notes as a result of such income being recognized on an applicable financial statement.

As used herein, a “U.S. holder” means a beneficial owner of the notes that is, for United States federal income tax purposes, any of the following:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

As used herein, the term “non-U.S. holder” means a beneficial owner of the notes that is neither a U.S. holder nor an entity or arrangement treated as a partnership for United States federal income tax purposes.

If a partnership (or other entity or arrangement treated as a partnership for United States federal income tax purposes) holds the notes, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the notes, you should consult your tax advisors.

This summary is not intended to be, and should not be construed to be, legal or tax advice to any purchaser of notes. If you are considering the purchase of notes, you should consult your tax advisors concerning the particular United States federal income tax consequences to you of the purchase, ownership and disposition of the notes, as well as the consequences to you arising under other United States federal tax laws and the laws of any other taxing jurisdiction, including state, local or foreign tax laws.

Possible Alternative Treatments

We may be obligated to pay amounts in excess of the stated interest or principal on the notes, including upon the occurrence of a “Change of Control Repurchase Event” (as described under “Description of the Notes—Offer to Repurchase Upon a Change of Control Repurchase Event”). These potential payments may implicate the provisions of United States Treasury regulations relating to “contingent payment debt instruments.” We intend to take the position that the possibility of any such payments does not result in the notes being treated as contingent payment debt instruments under the applicable United States Treasury regulations. Our position is binding on you unless you disclose your contrary position in the manner required by applicable United States Treasury regulations. Our position is not, however, binding on the Internal Revenue Service (the “IRS”), and if the IRS were to successfully challenge this position, a holder subject to United States federal income tax might be required to accrue ordinary interest income on the notes at a rate in excess of the stated interest rate, and to treat as ordinary interest income (rather than capital gain) any gain realized on the taxable disposition of a note. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments. You are urged to consult your own tax advisors regarding the possible application of the contingent payment debt instrument rules to the notes.

Certain Tax Consequences to U.S. Holders

The following is a summary of certain United States federal income tax consequences that will apply to U.S. holders of the notes.

Stated Interest. Stated interest on the notes generally will be taxable to you as ordinary income at the time the interest is paid or accrued, in accordance with your method of accounting for United States federal income tax purposes.

Sale, Exchange or Retirement of Notes. You will generally recognize capital gain or loss on the sale, exchange, retirement or other taxable disposition of a note in an amount equal to the difference between the amount realized from such sale, exchange, retirement or other taxable disposition (other than any amount attributable to accrued but unpaid interest, which will be taxed as described above) and your adjusted tax basis in the note. Your adjusted tax basis in a note will generally be your cost for that note. Any gain or loss you recognize will generally be long term capital gain or loss if your holding period for the note exceeds one year at the time of the disposition. Long-term capital gain of non-corporate U.S. holders (including individuals) is eligible for reduced rates of taxation. The ability to deduct capital losses is subject to limitations.

Certain Tax Consequences to Non-U.S. Holders

The following is a summary of certain United States federal income tax consequences that will apply to non-U.S. holders of the notes.

United States Federal Withholding Tax. Subject to the discussions of backup withholding and FATCA below, United States federal withholding tax will not apply to any payment of interest on the notes under the “portfolio interest rule,” provided that:

•	interest paid on the notes is not effectively connected with your conduct of a trade or business in the United States;

•	you do not actually or constructively own 10% or more of the capital or profits interests of Blackstone Holdings I L.P. within the meaning of the Code;

•	you are not a controlled foreign corporation that is related to Blackstone Holdings I L.P. within the meaning of the Code;

•	you are not a bank whose receipt of interest on the notes is described in Section 881(c)(3)(A) of the Code; and

•

either (a) you provide your name and address on an IRS Form W-8BEN or W-8BEN-E (or other applicable form), and certify, under penalties of perjury, that you are not a United States person as defined under the Code or (b) you hold your notes through certain foreign intermediaries and satisfy the certification requirements of applicable United States Treasury regulations. Special certification rules apply to non-U.S. holders that are pass-through entities rather than corporations or individuals.

If you do not satisfy the requirements described above, payments of interest made to you will be subject to a 30% United States federal withholding tax, unless you provide the applicable withholding agent with a properly executed:

•	IRS Form W-8BEN or W-8BEN-E (or other applicable form) certifying an exemption from or reduction in withholding under the benefit of an applicable income tax treaty; or

•

IRS Form W-8ECI (or other applicable form) certifying that interest paid on the notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States (as discussed below under “—United States Federal Income Tax”).

The 30% United States federal withholding tax generally will not apply to any payment of principal or gain that you realize on the sale, exchange, retirement or other taxable disposition of a note.

United States Federal Income Tax. If you are engaged in a trade or business in the United States and interest on the notes is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a United States fixed base or permanent establishment), then you will generally be subject to United States federal income tax on that interest on a net income basis in the same manner as if you were a United States person as defined under the Code (although you will be exempt from the 30% United States federal withholding tax described above, provided the certification requirements discussed above in “—United States Federal Withholding Tax” are satisfied). In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable income tax treaty rate) of your effectively connected earnings and profits, subject to adjustments.

Subject to the discussion of backup withholding below, any gain realized on the sale, exchange, retirement or other taxable disposition of a note generally will not be subject to United States federal income tax unless:

•

the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a United States fixed base or permanent establishment), in which case such gain will generally be subject to United States federal income tax (and possibly branch profits tax) in the same manner as effectively connected interest as described above; or

•

you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met, in which case, unless an applicable income tax treaty provides otherwise, you will generally be subject to a 30% United States federal income tax on any gain recognized, which may be offset by certain United States source capital losses.

Information Reporting and Backup Withholding

U.S. Holders. In general, information reporting requirements will apply to payments of interest on the notes and the proceeds of the sale or other taxable disposition (including a retirement or redemption) of a note paid to you (unless you establish that you are an exempt recipient such as a corporation). Backup withholding may apply to any payments described in the preceding sentence if you fail to provide a correct taxpayer identification number and a certification that you are not subject to backup withholding.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your United States federal income tax liability, provided the required information is timely furnished to the IRS.

Non-U.S. Holders. Information reporting generally will apply to the amount of interest paid to you and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.

In general, you will not be subject to backup withholding with respect to payments of interest on the notes that we make to you, provided that the applicable withholding agent does not have actual knowledge or reason to know that you are a United States person as defined under the Code, and such withholding agent has received from you the statement described above in the fifth bullet point under “— Certain Tax Consequences to Non-U.S. Holders—United States Federal Withholding Tax.”

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other taxable disposition (including a retirement or redemption) of notes within the United States or conducted through certain United States-related financial intermediaries, unless you certify to the payor under penalties of perjury that you are not a United States person as defined under the Code (and the payor does not have actual knowledge or reason to know that you are a United States person as defined under the Code), or you otherwise establish an exemption.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your United States federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Requirements

Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% United States federal withholding tax may apply to any interest paid on the notes to (i) a “foreign financial institution” (as specifically defined in the Code and whether such foreign financial institution is the beneficial owner or an intermediary) that does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner that avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code and whether such non-financial foreign entity is the beneficial owner or an intermediary) that does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any). If an interest payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “—Certain Tax Consequences to Non-U.S. Holders—United States Federal Withholding Tax,” an applicable withholding agent may credit the withholding under FATCA against, and therefore reduce, such other withholding tax. While withholding under FATCA would also have applied to payments of gross proceeds from the sale or other taxable disposition of the notes, proposed United States Treasury regulations (upon which taxpayers may rely until final regulations are issued) eliminate FATCA withholding on payments of gross proceeds entirely. You should consult your own tax advisors regarding these rules and whether they may be relevant to your ownership and disposition of the notes.

UNDERWRITING (CONFLICTS OF INTEREST)

BofA Securities, Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Morgan Stanley & Co. LLC and RBC Capital Markets, LLC are acting as representatives of the underwriters named below. Pursuant to the terms and subject to the conditions in the underwriting agreement dated the date of this prospectus supplement, we have agreed to sell to each of the underwriters named below, and each of the underwriters has severally and not jointly agreed to purchase, the principal amount of the notes that appears opposite its name in the table below:

Underwriter	Principal Amount of 2030 Notes	Principal Amount of 2036 Notes
BofA Securities, Inc.	$80,000,000	$80,000,000
Citigroup Global Markets Inc.	$80,000,000	$80,000,000
Deutsche Bank Securities Inc.	$80,000,000	$80,000,000
Morgan Stanley & Co. LLC	$80,000,000	$80,000,000
RBC Capital Markets, LLC	$80,000,000	$80,000,000
Blackstone Securities Partners L.P.	$80,000,000	$80,000,000
Barclays Capital Inc.	$8,877,000	$8,877,000
J.P. Morgan Securities LLC	$8,876,000	$8,876,000
Wells Fargo Securities, LLC	$8,877,000	$8,877,000
BNP Paribas Securities Corp.	$6,213,000	$6,213,000
CIBC World Markets Corp.	$6,213,000	$6,213,000
Goldman Sachs & Co. LLC	$6,213,000	$6,213,000
HSBC Securities (USA) Inc.	$6,213,000	$6,213,000
MUFG Securities Americas Inc.	$6,213,000	$6,213,000
SG Americas Securities, LLC	$6,213,000	$6,213,000
SMBC Nikko Securities America, Inc.	$6,213,000	$6,213,000
TD Securities (USA) LLC	$6,213,000	$6,213,000
Truist Securities, Inc.	$6,213,000	$6,213,000
UBS Securities LLC	$6,213,000	$6,213,000
Academy Securities, Inc.	$2,840,000	$2,840,000
ANZ Securities, Inc.	$2,840,000	$2,840,000
BMO Capital Markets Corp.	$2,840,000	$2,840,000
BNY Mellon Capital Markets, LLC	$2,840,000	$2,840,000
Loop Capital Markets LLC	$2,840,000	$2,840,000
Mizuho Securities USA LLC	$2,840,000	$2,840,000
R. Seelaus & Co., LLC	$2,840,000	$2,840,000
Santander US Capital Markets LLC	$2,840,000	$2,840,000
Scotia Capital (USA) Inc.	$2,840,000	$2,840,000
Standard Chartered Bank	$2,840,000	$2,840,000
U.S. Bancorp Investments, Inc.	$2,840,000	$2,840,000

Total	$600,000,000	$600,000,000

Subject to the terms and conditions in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the notes offered by us if they purchase any notes. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or this offering may be terminated.

The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The underwriters initially propose to offer the notes directly to the public at the offering prices set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of 0.350% of the principal amount of the 2030 notes and 0.400% of the principal amount of the 2036 notes. Any underwriter may allow, and any such dealer may reallow, a concession not in excess of 0.250% of the principal amount of the 2030 notes and 0.250% of the principal amount of the 2036 notes to certain other dealers. After the initial offering of the notes, the underwriters may from time to time vary the offering price and other selling terms.

The following table shows the per note and total underwriting discounts to be paid to the underwriters.

	Per 2030 Note	Total	Per 2036 Note	Total
Underwriting Discount	0.600%	$3,600,000	0.650%	$3,900,000

Each series of the notes represent a new issue of securities with no established trading market. We do not intend to list the notes on any securities exchange. An active or liquid trading market may not develop for the notes. Certain of the underwriters have advised us that they intend to make a market in the notes of each series, but they are not obligated to do so. The underwriters may discontinue any market making in the notes at any time at their sole discretion. Accordingly, we cannot assure you that a liquid trading market for the notes will develop and be sustained, that you will be able to sell your notes at a particular time or that the prices you receive when you sell your notes will be favorable. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

We estimate that the total expenses of this offering, excluding the underwriting discounts, will be approximately $2,000,000.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments which the underwriters may be required to make in respect of any such liabilities.

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, the underwriters may overallot in connection with this offering, creating a syndicate short position. In addition, the underwriters may bid for, and purchase, notes in the open market to cover syndicate short positions or to stabilize the price of any of the notes.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain or otherwise affect the market prices of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise. Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters make any representations that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the notes by this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required. The notes may not be offered or sold, directly or indirectly, nor may this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of the notes be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons who come to possess this prospectus supplement or the accompanying prospectus are advised to inform themselves about, and to observe any restrictions relating to, this offering and the distribution of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy the notes in any jurisdiction in which such an offer or a solicitation is unlawful.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities and other financial and non-financial services. In the ordinary course of their respective businesses, certain of the underwriters and their affiliates have engaged, and may in the future engage, in advisory, commercial banking and/or investment banking transactions with us and our affiliates, for which they have and will receive customary fees and expenses. Affiliates of the underwriters may act as lenders under Blackstone Holdings Finance Co. L.L.C’s revolving credit facility, for which Blackstone Holdings serve as guarantors. In addition, BofA Securities, Inc. acts as joint lead arranger and syndication agent, an affiliate of Citigroup Global Markets Inc. acts as administrative agent and Citigroup Global Markets Inc. acts as joint lead arranger under Blackstone Holdings Finance Co. L.L.C’s revolving credit facility, for which Blackstone Holdings serve as guarantors.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

We expect that delivery of the notes will be made against payment therefor on or about the closing date specified on the cover page of this prospectus supplement, which will be the fourth business day following the date of pricing of the notes (this settlement cycle being referred to as “T+4”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade such notes more than one business day prior to the scheduled settlement date, by virtue of the fact that the notes initially settle in T+4, will be required to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of such notes who wish to trade notes prior to such date should consult their advisors.

Conflicts of Interest

Blackstone Securities Partners L.P., as a subsidiary of Blackstone Inc., is deemed to have a “conflict of interest” within the meaning of Rule 5121 (Public Offerings of Securities with Conflicts of Interest) of the Financial Industry Regulatory Authority, Inc. (“Rule 5121”). Rule 5121 imposes certain requirements on a FINRA member participating in the public offering of securities of an issuer if there is a conflict of interest and/or if that issuer controls, is controlled by, or is under common control with, the FINRA member. This offering is being made in compliance with the requirements of Rule 5121. In compliance with Rule 5121, Blackstone

Securities Partners L.P. will not sell any of our securities to a discretionary account unless it has received specific written approval from the account holder in accordance with Rule 5121. The appointment of a “qualified independent underwriter” is not necessary in connection with this offering.

The Bank of New York Mellon Trust Company, N.A. is serving as the trustee with respect to the notes. BNY Mellon Capital Markets, LLC, an affiliate of The Bank of New York Mellon Trust Company, N.A., is one of the underwriters in this offering. Pursuant to the Trust Indenture Act of 1939, as amended, if an event of default were to occur with respect to the notes, The Bank of New York Mellon Trust Company, N.A. may be deemed to have a conflicting interest, by virtue of being an affiliate of one of the underwriters of the notes. In that event, The Bank of New York Mellon Trust Company, N.A. would be required to resign or eliminate the conflicting interest.

Selling Restrictions

Standard Chartered Bank will not effect any offers or sales of any notes in the United States unless it is through one or more U.S. registered broker-dealers as permitted by the regulations of FINRA.

European Economic Area

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”);

(ii)

a customer within the meaning of Directive (EU) 2016/97 (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor as defined in Regulation (EU) No 2017/1129 (as amended, the “Prospectus Regulation”); and

(b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation.

United Kingdom

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of UK domestic law;

(ii)

a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law; or

(iii)	not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of UK domestic law (as amended, the “UK Prospectus Regulation”); and

(b)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.

Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of UK domestic law (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the UK Prospectus Regulation. This prospectus supplement and the accompanying prospectus are being distributed only to, and are directed only at, persons in the UK who are “qualified investors” (as defined in the UK Prospectus Regulation) who are also (i) persons having professional experience in matters relating to investments falling within Article 19(5) of the FSMA (Financial Promotion) Order 2005 (as amended, the “Order”), (ii) high net worth entities or other persons falling within Articles 49(2)(a) to (d) of the Order, or (iii) persons to whom it would otherwise be lawful to distribute them, all such persons together being referred to as “Relevant Persons.” The notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such notes will be engaged in only with, Relevant Persons.

Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

China

The notes may not be offered and sold in the People’s Republic of China (for such purposes, not including the Hong Kong and Macau Special Administrative Regions or Taiwan), except as permitted by the securities laws or other relevant regulations of the PRC.

This prospectus supplement and the accompanying prospectus (i) have not been filed with or approved by the PRC authorities and (ii) do not constitute an offer to sell, or the solicitation of an offer to buy, any notes in the PRC to any person to whom it is unlawful to make the offer of solicitation in the PRC. The notes may not be offered, sold or delivered, or offered, sold or delivered to any person for reoffering or resale or redelivery, in any such case, directly or indirectly (i) by means of any advertisement, invitation, document or activity which is directed at, or the contents of which are likely to be accessed or read by, the public in the PRC, or (ii) to any person within the PRC, other than in full compliance with the relevant laws and regulations of the PRC.

Investors in the PRC are responsible for obtaining all relevant government regulatory approvals/licenses, verification and/or registrations themselves, including, but not limited to, those which may be required by the China Securities Regulatory Commission, the State Administration of Foreign Exchange and/or the China Banking Regulatory Commission, and complying with all relevant PRC laws and regulations, including, but not limited to, all relevant foreign exchange regulations and/or securities investment regulations.

Hong Kong

The notes offered hereby have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “CO”), or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the notes has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Italy

The offering of the notes has not been registered with the Commissione Nazionale per le Società e la Borsa (“CONSOB”) pursuant to Italian securities legislation and, accordingly, no notes may be offered, sold or delivered, directly or indirectly, nor copies of this prospectus supplement, the accompanying prospectus, any pricing supplement or any other documents relating to the notes may be distributed in Italy, either on the primary or the secondary market, except:

(a)

to “qualified investors” (investitori qualificati) as defined in Article 26, paragraph 1, letter d) of CONSOB Regulation No. 16190 of 29 October 2007, as amended (“Regulation No. 16190”) pursuant to Article 100 of Legislative Decree No. 58 of 24 February 1998, as amended (the “Decree No. 58”) and Article 34-ter, paragraph 1, letter b) of CONSOB Regulation No. 11971 of 14 May 1999, as amended (“Regulation No. 11971”); or

(b)	in any other circumstances which are exempted from the rules on public offerings pursuant to Article 100 of the Decree No. 58 and its implementing CONSOB regulations, including Regulation No. 11971.

Any offer, sale or delivery of the notes or distribution of copies of this prospectus supplement, the accompanying prospectus, any pricing supplement or any other documents relating to the notes in Italy must be, in any event, conducted:

(a)

either by a bank, investment firm or a financial intermediary permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993, as amended (the “Banking Law”), Decree No. 58, Regulation No. 16190, and any other applicable laws and regulations;

(b)

in compliance with Article 129 of the Banking Law, and the implementing guidelines of the Bank of Italy, as amended from time to time, pursuant to which the Bank of Italy may request information on the issue or the offer of securities in Italy; and

(c)

in compliance with any Italian securities, tax, exchange control and any other applicable laws, including any requirements or limitations which may be imposed, from time to time, by CONSOB, the Bank of Italy or any other Italian competent authority.

Any investor purchasing the notes is solely responsible for ensuring that any offer or resale of the notes by such investor occurs in compliance with applicable laws and regulations.

Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The notes may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

Korea

The notes may not be offered, sold and delivered directly or indirectly, or offered or sold to any person for reoffering or resale, directly or indirectly, in the Republic of Korea or to any resident of the Republic of Korea except pursuant to the applicable laws and regulations of the Republic of Korea, including, without limitation, the Financial Investment Services and Capital Markets Act and the Foreign Exchange Transaction Law and the decrees and regulations thereunder. The notes have not been and will not be registered with the Financial Services Commission of Korea for public offering in the Republic of Korea. Furthermore, the notes may not be resold to residents of the Republic of Korea unless the purchaser of the notes complies with all applicable regulatory requirements (including but not limited to government approval requirements under the Foreign Exchange Transaction Law and its subordinate decrees and regulations) in connection with the purchase of the notes.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the notes were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”) pursuant to Section 274 of the SFA (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or person pursuant to Section 275 (1A), and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

1.

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

2.	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investment and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within 6 months after that corporation or that trust has acquired the interests pursuant to an offer made under Section 275 except:

(i)	to an Institutional Investor or to a Relevant Person, or to any person arising from an offer referred to in Section 275 (1A) or Section 276 (4)(i)(B) of the SFA;

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law;

(iv)	as specified in Section 276(7) of the SFA; or

(v)	as specified in Regulation 37A of the Securities and Futures (offers of investments) (securities and securities-based Derivative contracts) Regulations 2018 of Singapore.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Switzerland

This document is not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this document nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this document nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Taiwan

The notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the notes in Taiwan.

LEGAL MATTERS

The validity of the notes offered hereby will be passed upon for us by Simpson Thacher & Bartlett LLP, Washington, District of Columbia. Certain legal matters in connection with the offering of the notes will be passed upon for the underwriters by Mayer Brown LLP, New York, New York. An investment vehicle consisting of selected partners of Simpson Thacher & Bartlett LLP, members of their families, related persons and others owns an interest representing less than 1% of the capital commitments of funds affiliated with Blackstone Inc. Mayer Brown LLP has in the past performed, and may in the future perform, legal services for Blackstone Inc. and its affiliates.

EXPERTS

The consolidated financial statements of Blackstone Inc. as of December 31, 2024 and 2023, and for each of the three years in the period ended December 31, 2024, incorporated by reference in this prospectus supplement and the effectiveness of Blackstone Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

PROSPECTUS

Blackstone Inc.

Common Stock

Preferred Stock

Debt Securities

Depositary Shares

Warrants

Purchase Contracts

Units

This prospectus relates to the following types of securities that may be offered for sale from time to time by us and any selling securityholders, together or separately:

•	shares of our common stock;

•	shares of our preferred stock;

•	debt securities;

•	depositary shares;

•	warrants to purchase debt or equity securities;

•	purchase contracts; and

•	units.

This prospectus describes the general manner in which these securities may be offered and sold. We will provide specific terms of any offering of these securities in a prospectus supplement or a free writing prospectus. Any of these securities may be offered together or separately and in one or more series, if any, in amounts, at prices and on other terms to be determined at the time of the offering. You should read this prospectus and any applicable prospectus supplement and free writing prospectus we may provide to you, as well as the documents incorporated and deemed to be incorporated by reference in this prospectus and in any applicable prospectus supplement carefully before you invest. Any debt securities offered and sold pursuant to this prospectus may be (i) issued by Blackstone Inc. and may or may not be guaranteed by one or more of its subsidiaries, or (ii) issued by Blackstone Reg Finance Co. L.L.C. and guaranteed by Blackstone Inc. and may be guaranteed by one or more of its other subsidiaries.

We or any selling securityholders may sell any of these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We and any selling securityholders reserve the sole right to accept, and we and any selling securityholders and any agents, dealers and underwriters reserve the right to reject, in whole or in part, any proposed purchase of these securities. If any agents, dealers or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement or a free writing prospectus will set forth any applicable commissions or discounts payable to them. The names of the selling securityholders, if any, will be set forth in the applicable prospectus supplement or free writing prospectus. Our net proceeds from the sale of these securities also will be set forth in the applicable prospectus supplement or free writing prospectus. We will not receive any proceeds from the sale of these securities by any selling securityholders.

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the ticker symbol “BX.”

In reviewing this prospectus, you should carefully consider the matters described under the caption “Risk Factors” beginning on page 2 of this prospectus and in the “Risk Factors” section of our periodic reports filed with the Securities and Exchange Commission (the “SEC”).

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 2, 2024

We have not authorized anyone to provide any information other than that contained or incorporated or deemed to be incorporated by reference in this prospectus and in any prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you in connection with an offering of the securities described in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus does not constitute, and any prospectus supplement or free writing prospectus that we may provide to you in connection with an offering of the securities described in this prospectus will not constitute, an offer to sell, or a solicitation of an offer to purchase, the offered securities in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information contained in this prospectus, in any prospectus supplement or free writing prospectus that we may provide to you in connection with an offering of the securities described in this prospectus, or in any document incorporated or deemed to be incorporated by reference in this prospectus or any prospectus supplement is accurate only as of the date of that document. Neither the delivery of this prospectus nor any prospectus supplement or free writing prospectus that we may provide to you in connection with an offering of the securities described in this prospectus nor any distribution of the securities pursuant to this prospectus or any such prospectus supplement or free writing prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus, any such prospectus supplement or free writing prospectus or any document incorporated or deemed to be incorporated by reference in this prospectus or any prospectus supplement since the date thereof.

For investors outside the United States: neither we nor any selling securityholders have done anything that would permit this offering or possession or distribution of this prospectus or any prospectus supplement or free writing prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to an offering of the securities described in this prospectus and the distribution of this prospectus and any prospectus supplement or free writing prospectus.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. Under this shelf registration process, we or any selling securityholders may sell any of the securities described in this prospectus in one or more offerings. This prospectus contains certain information about Blackstone Inc. and provides a general description of our common stock, preferred stock, debt securities, depositary shares, warrants, purchase contracts and units that we or any selling securityholders may offer. This prospectus is not complete and does not contain all of the information that you should consider before making an investment in any of the securities described in this prospectus. To the extent required, each time we or any selling securityholders sell these securities, we will provide a supplement to this prospectus that contains specific information about the terms of the offering and of the securities being offered and information regarding the selling securityholders, if any. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement and free writing prospectus together with information incorporated and deemed to be incorporated by reference herein and therein, and the additional information described under “Where You Can Find More Information” before making an investment in any of the securities described in this prospectus.

Unless the context requires otherwise, references to “Blackstone,” “we,” “us” and “our” refer to Blackstone Inc. and its subsidiaries, including Blackstone Holdings I L.P., Blackstone Holdings AI L.P., Blackstone Holdings II L.P., Blackstone Holdings III L.P. and Blackstone Holdings IV L.P. to which we collectively refer as the “Blackstone Holdings Partnerships.”

BLACKSTONE INC.

Blackstone is the world’s largest alternative asset manager. We seek to deliver compelling returns for institutional and individual investors by strengthening the companies and assets in which we invest. Our more than $1.1 trillion in Total Assets Under Management as of September 30, 2024 include global investment strategies focused on real estate, private equity, infrastructure, life sciences, growth equity, credit, real assets, secondaries and hedge funds.

Our businesses use a solutions-oriented approach to drive better performance. We believe our scale, diversified business, long record of investment performance, rigorous investment process and strong client relationships position us to continue to perform well in a variety of market conditions, expand our assets under management, and innovate.

We invest across asset classes on behalf of our investors, including pension funds, insurance companies and individual investors. Our mission is to fulfill our fiduciary duty by creating long-term value for our investors. We aim to do this by strengthening the companies, real estate assets and other investments in our portfolio, equipping them to thrive in the global economy. To the extent our funds perform well, we can support a better retirement for tens of millions of pensioners, including teachers, nurses and firefighters.

Our principal executive offices are located in leased office space at 345 Park Avenue, New York, New York, 10154 and our telephone number is (212) 583-5000. Our principal internet address is www..blackstone.com. Our website is included in this prospectus as an inactive textual reference only. Except for the documents specifically incorporated by reference into this prospectus, information contained on our website is not incorporated by reference into this prospectus and any applicable prospectus supplement and should not be considered to be a part of this prospectus or any applicable prospectus supplement.

RISK FACTORS

Investing in our securities involves risks. In addition to the risks discussed below under “Cautionary Note Regarding Forwarding-Looking Statements,” you should carefully review the risks discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which is incorporated by reference in this prospectus, and under the caption “Risk Factors” or any similar caption in the other documents that we have filed or subsequently file with the SEC that are incorporated or deemed to be incorporated by reference in this prospectus as described below under “Where You Can Find More Information” and in any prospectus supplement or free writing prospectus that we provide you in connection with an offering of the securities pursuant to this prospectus. You should also carefully review the other risks and uncertainties discussed in the documents incorporated and deemed to be incorporated by reference in this prospectus and in any such prospectus supplement and free writing prospectus. The risks and uncertainties discussed below and in the documents referred to above and other matters discussed in those documents could materially and adversely affect our business, financial condition, liquidity and results of operations and the market price of our securities. Moreover, the risks and uncertainties discussed below and in the foregoing documents are not the only risks and uncertainties that we face, and our business, financial condition, liquidity and results of operations and the market price of our securities could be materially adversely affected by other matters that are not known to us or that we currently do not consider to be material risks to our business.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated and deemed to be incorporated by reference herein contain, and any prospectus supplement and free writing prospectus that we may provide to you in connection with an offering of the securities described in this prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), which reflect our current views with respect to, among other things, our operations, taxes, earnings and financial performance, share repurchases and dividends. You can identify these forward-looking statements by the use of words such as “outlook,” “indicator,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “scheduled,” “estimates,” “anticipates,” “opportunity,” “leads,” “forecast” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include but are not limited to those described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www..sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this prospectus and in our other periodic filings.

We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law. In light of these risks, uncertainties and assumptions, the events described by our forward-looking statements might not occur. We qualify any and all of our forward-looking statements by these cautionary factors. Please keep this cautionary note in mind as you read this prospectus, any prospectus supplement and free writing prospectus that we may provide to you in connection with an offering of the securities described in this prospectus, and the documents incorporated and deemed to be incorporated by reference herein and therein.

The documents incorporated and deemed to be incorporated by reference herein contain or may contain, and any prospectus supplement and free writing prospectus that we may provide to you in connection with an offering of the securities described in this prospectus may contain, market data, industry statistics and other data that have been obtained from, or compiled from, information made available by third parties. We have not independently verified this data or these statistics.

GUARANTOR DISCLOSURES

The debt securities described in this prospectus may be (i) issued by Blackstone Inc. and may or may not be guaranteed by one or more of the additional registrants, or (ii) issued by Blackstone Reg Finance Co. L.L.C. and guaranteed by Blackstone Inc. and may be guaranteed by one or more of the other the additional registrants. We refer to Blackstone Inc., Blackstone Holdings I L.P., Blackstone Holdings AI L.P., Blackstone Holdings II L.P., Blackstone Holdings III L.P., Blackstone Holdings IV L.P. and Blackstone Reg Finance Co. L.L.C. collectively as the “Obligor Group.” Any guarantees will be full and unconditional, and may be subject to certain conditions for release, which will be described in a prospectus supplement relating to the offering of such debt securities. For a brief description of the general terms of the debt securities that we may offer and the guarantees that we or the additional registrants may offer, see the information under the headings “Description of Debt Securities and Guarantees” in this prospectus and as may be further described in an applicable prospectus supplement.

On a basis that excludes investments in subsidiaries that are not issuers or guarantors of any securities offered hereby as contemplated by Rule 13-01(a)(4) of Regulation S-X, the Obligor Group does not have material assets, liabilities and results of operations, with the exception of certain amounts already disclosed in our consolidated financial statements (specifically, goodwill, the majority of our deferred tax assets, the Tax Receivable Agreement liability and obligations under indebtedness incurred by the Obligor Group from time to time). Therefore, we have excluded summarized financial information for the Obligor Group due to management’s belief that such summarized financial information would be repetitive and would not provide material information to investors beyond that which is already disclosed in our consolidated financial statements.

Blackstone Reg Finance Co. L.L.C. is a finance subsidiary of Blackstone. Blackstone Inc. and the Blackstone Holdings Partnerships are all holding companies, which are dependent upon distributions from their respective subsidiaries to meet the obligations under any indebtedness incurred by the Obligor Group from time to time. The debt securities that we may offer pursuant to this prospectus will not be guaranteed by any of our fee generating businesses or funds.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement or a free writing prospectus prepared in connection with an offering of the securities pursuant to this prospectus, the net proceeds from the sale of any securities described in this prospectus will be used for general corporate purposes.

We will not receive any of the proceeds from the sale of the securities described in this prospectus by any selling securityholders.

DESCRIPTION OF CAPITAL STOCK

General

The following description summarizes important terms of our capital stock. This summary does not purport to be complete and is qualified in its entirety by the provisions of our amended and restated certificate of incorporation (our “certificate of incorporation”) and our amended and restated bylaws (our “bylaws”), copies of which have been filed by us with the SEC. For a complete description of our capital stock, you should refer to our certificate of incorporation, our bylaws and applicable provisions of Delaware law. As used in this section, “we,” “us,” “our,” and “Blackstone” mean Blackstone Inc., a Delaware corporation, and its successors, but not any of its subsidiaries.

Our authorized capital stock consists of 100,000,000,000 shares, all with a par value of $0.00001 per share, of which:

•	90,000,000,000 are designated as common stock; and

•

10,000,000,000 are designated as preferred stock, of which (x) 999,999,000 are designated as Series I preferred stock, (y) 1,000 are designated as Series II preferred stock and (z) the remaining 9,000,000,000 may be designated from time to time in accordance with our certificate of incorporation.

Capital Stock

Our capital stock consists of common stock, Series I preferred stock and Series II preferred stock.

Economic Rights

Dividends. Subject to preferences that apply to any shares of additional series of preferred stock outstanding at the time, the holders of our common stock are entitled to receive dividends out of funds legally available therefor if our board of directors, in its discretion, determines to declare and pay dividends and then only at the times and in the amounts that our board of directors may determine. Our certificate of incorporation provides that dividends shall not be declared or paid on our Series I preferred stock or our Series II preferred stock.

Liquidation. If we become subject to an event giving rise to our dissolution, liquidation or winding up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time ranking on a parity with our common stock with respect to such distribution, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of additional series of preferred stock. Our certificate of incorporation provides that upon our dissolution, liquidation or winding up, the holders of our Series I preferred stock and our Series II preferred stock are each entitled to receive, out of our assets available for distribution, distributions equal to $0.0001 per share of Series I preferred stock and Series II preferred stock, respectively.

Voting Rights

Pursuant to Delaware law, holders of our common stock are entitled to vote with respect to:

•	A conversion of the legal entity form of Blackstone;

•	A transfer, domestication or continuance of Blackstone to a foreign jurisdiction;

•

Any amendment of our certificate of incorporation to change the par value of our common stock or the powers, preferences or special rights of our common stock in a way that would affect our common stock adversely;

•	Any amendment of our certificate of incorporation that requires for action the vote of a greater number or portion of the holders of common stock than is required by any section of Delaware law; and

•	Any amendment of our certificate of incorporation to elect to become a close corporation under Delaware law.

In addition, our certificate of incorporation provides that holders of our common stock and our Series I preferred stock, voting together as a single class, have the right to vote on the following matters:

•

A sale, exchange or other disposition of all or substantially all of our and our subsidiaries’ assets, taken as a whole, in a single transaction or series of related transactions (except (i) for the sole purpose of changing our legal form into another limited liability entity and where the governing instruments of the new entity provide our stockholders with substantially the same rights and obligations and (ii) mortgages, pledges, hypothecations or grants of a security interest by us in all or substantially all of our assets (including for the benefit of affiliates of the holder of the Series II preferred stock (the “Series II Preferred Stockholder”)) and any forced sale of any or all of our or our subsidiaries’ assets pursuant to the foreclosure of, or other realization upon, any such encumbrance);

•

A merger, consolidation or other combination (except for the sole purpose of changing our legal form into another limited liability entity and where the governing instruments of the new entity provide our stockholders with substantially the same rights and obligations);

•

The removal of the Series II Preferred Stockholder and forced transfer by the Series II Preferred Stockholder of its shares of Series II preferred stock and the designation of a successor Series II Preferred Stockholder. See “—Removal of Series II Preferred Stockholder” below; and

•	Any amendment of our certificate of incorporation or bylaws enlarging the obligations of the common stockholders;

•

Any amendment of our certificate of incorporation requiring the vote of the holders of a percentage of the voting power of the outstanding common stock and Series I preferred stock, voting together as a single class, to take any action in a manner that would have the effect of reducing such voting percentage; and

•	Any amendments of our certificate of incorporation that are not included in the specified set of amendments that the Series II Preferred Stockholder has the sole right to vote on.

In addition, our certificate of incorporation provides that holders of our Series I preferred stock will be entitled to vote separately as a class on certain matters, including any amendment to our certificate of incorporation that changes certain terms of the Series I preferred stock or is inconsistent with such terms. Delaware law would also permit the holders of our Series I preferred stock to vote separately as a class on any amendment to our certificate of incorporation that changes the par value of the shares of Series I preferred stock or alters or changes the powers, preferences or special rights of the Series I preferred stock in a way that would affect them adversely.

Our certificate of incorporation provides that the number of authorized shares of any class of stock, including our common stock, may be increased or decreased (but not below the number of shares of such class then outstanding) solely with the approval of the Series II Preferred Stockholder. As a result, the Series II Preferred Stockholder can approve an increase or decrease in the number of authorized shares of any class of our stock without a separate vote of the holders of such class of stock. This could allow us to increase and issue additional shares of any class of our stock beyond what is currently authorized in our certificate of incorporation without the consent of such holders of stock. Blackstone Group Management L.L.C., an entity owned by senior managing directors of Blackstone and controlled by Mr. Schwarzman, is the initial holder of the Series II preferred stock.

Except as described below under “Anti-Takeover Provisions—Loss of voting rights,” each record holder of common stock will be entitled to a number of votes equal to the number of shares of common stock held with respect to any matter on which the holders of common stock are entitled to vote.

In addition, holders of our Series I preferred stock, as such, will collectively be entitled to a number of votes equal to the aggregate number of Blackstone Holdings Partnership Units (as defined below) held by the limited partners of the Blackstone Holdings Partnerships (as defined below) on the relevant record date and will vote together with holders of our common stock as a single class. Blackstone Partners L.L.C., an entity owned by senior managing directors of Blackstone and controlled by Mr. Schwarzman, is the initial holder of the Series I preferred stock. If Blackstone Partners L.L.C. directs us to do so, we will issue one share of Series I preferred stock to each of the limited partners of the Blackstone Holdings Partnerships, whereupon each holder of Series I preferred stock will be entitled to a number of votes that is equal to the number of Blackstone Holdings Partnership Units held by such holder of Series I preferred stock on the relevant record date. If the holders of common stock become entitled to a number of votes other than one vote per share or the ratio at which Blackstone Holdings Partnership Units are exchangeable for our common stock changes from a one-for-one basis, the number of votes to which the holders of the Series I preferred stock are entitled will be adjusted accordingly.

No Preemptive or Similar Rights

The holders of our common stock, Series I preferred stock and Series II preferred stock are not entitled to preemptive rights, and, except in the case of impermissible transfers of Series II preferred stock, which would result in the cancellation of such Series II preferred stock, are not subject to conversion, redemption or sinking fund provisions.

Transferability

Without the approval of any other stockholder, the Series II Preferred Stockholder may transfer all or any part of the Series II preferred stock held by it with the prior written approval of our board of directors so long as the transferee agrees to assume the rights and duties of the Series II Preferred Stockholder under our certificate of incorporation, agrees to be bound by the provisions of our certificate of incorporation and we receive an opinion of counsel regarding certain limited liability matters. The foregoing limitations do not preclude the members or other interest holders of the Series II Preferred Stockholder from selling or transferring all or part of their outstanding equity or other interests in the Series II Preferred Stockholder at any time.

Removal of Series II Preferred Stockholder

The Series II Preferred Stockholder may, upon (i) the approval of the stockholders holding at least two-thirds of the voting power of our outstanding shares of common stock and Series I preferred stock, voting together as a single class, and (ii) our receipt of an opinion of counsel regarding certain limited liability and tax matters, be required to transfer its shares of Series II preferred stock to a successor holder of Series II preferred stock designated by the stockholders holding a majority of the voting power of such classes, voting together as a single class (such designated successor, a “Successor Series II Preferred Stockholder”) (the “Series II Preferred Stockholder Removal”).

In the event of a Series II Preferred Stockholder Removal under circumstances where cause (as such term is defined in the certificate of incorporation) exists, the Successor Series II Preferred Stockholder will have the option to purchase the Series II Preferred Stockholder’s shares of Series II preferred stock and the Series II Preferred Stockholder’s general partner interest (or equivalent interest), if any, in our subsidiaries (collectively, the “Combined Interest”) for a cash payment equal to the fair market value of such Combined Interest. In the event of a Series II Preferred Stockholder Removal under all other circumstances, the Series II Preferred Stockholder will have the option to require the Successor Series II Preferred Stockholder to purchase its

Combined Interest for a cash payment equal to the fair market value of such Combined Interest. In each case, this fair market value will be determined by agreement between the Series II Preferred Stockholder and the Successor Series II Preferred Stockholder. If no agreement is reached within 30 days after the Series II Preferred Stockholder Removal, an independent investment banking firm or other independent expert selected by the Series II Preferred Stockholder and the Successor Series II Preferred Stockholder will determine the fair market value. If the Series II Preferred Stockholder and the Successor Series II Preferred Stockholder cannot agree upon an expert within 45 days of the Series II Preferred Stockholder Removal, then an independent investment banking firm or other independent expert mutually chosen by the investment banking firms or experts designated by each of them will determine the fair market value.

If the option described above is not exercised by either the Series II Preferred Stockholder or the Successor Series II Preferred Stockholder, we will issue to the Series II Preferred Stockholder (or its transferee) shares of common stock having a value equal to the Combined Interest determined pursuant to a valuation of such Combined Interest as determined by an investment banking firm or other independent expert selected in the manner described in the preceding paragraph, without reduction in such shares of Series II preferred stock (but subject to proportionate dilution by reason of the Successor Series II Preferred Stockholder).

In addition, we are required to reimburse the Series II Preferred Stockholder for all amounts due to the Series II Preferred Stockholder, including all employee-related liabilities, including severance liabilities, incurred for the termination of any employees employed by the Series II Preferred Stockholder or its affiliates for our benefit.

Exchange

The limited partner interests (the “Blackstone Holdings Partnership Units”) in Blackstone Holdings I L.P., Blackstone Holdings AI L.P., Blackstone Holdings II L.P., Blackstone Holdings III L.P., and Blackstone Holdings IV L.P. (collectively, the “Blackstone Holdings Partnerships”) are exchangeable for our common stock on a one-for-one basis, subject to customary adjustments for splits, unit distributions and reclassifications and compliance with applicable lock-up, vesting and transfer restrictions. When Blackstone Holdings Partnership Units are exchanged for shares of common stock, the number of votes to which the shares of our Series I preferred stock are entitled shall automatically be reduced by the number of Blackstone Holdings Partnership Units so exchanged.

Limited Call Right

If at any time less than 10% of the then issued and outstanding shares of any class (other than Series I preferred stock and Series II preferred stock) is held by persons other than the Series II Preferred Stockholder and its affiliates, we will have the right, which we may assign in whole or in part to the Series II Preferred Stockholder or any of its affiliates, to acquire all, but not less than all, of the remaining shares of the class held by unaffiliated persons as of a record date to be selected by us, on at least ten but not more than 60 days’ notice. The purchase price in the event of this purchase is the greater of:

(1)	the current market price as of the date three days before the date the notice is mailed, and

(2)

the highest cash price paid by us or any of our affiliates for any share of the class purchased within the 90 days preceding the date on which we first mail notice of our election to purchase those shares.

As a result of our right to purchase outstanding shares of stock, including common stock, as described in the foregoing paragraph, a stockholder may have their shares purchased at an undesirable time or price.

Additional Series of Preferred Stock

Our board of directors is authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers (including voting powers), preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further vote or action by our stockholders (except as may be required by the terms of any preferred stock then outstanding). Our board of directors can also increase (but not above the total number of shares of preferred stock then authorized and available for issuance and not committed for other issuance) or decrease (but not below the number of shares of that series then outstanding) the number of shares of any series of preferred stock without any further vote or action by our stockholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the proportion of voting power held by, or other relative rights of, the holders of our common stock. The issuance of additional series of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control of our company and might adversely affect the market price of the common stock or the proportion of voting power held by, or other relative rights of, the holders of the common stock.

Conflicts of Interest

Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. Our certificate of incorporation, to the maximum extent permitted from time to time by Delaware law, renounces any interest or expectancy that we have in any business ventures of (a) the Series II Preferred Stockholder, (b) our former general partner, (c) any person who is or was a controlling affiliate of the Series II Preferred Stockholder or our former general partner, (d) any person who is or was a director or officer of Blackstone, the Series II Preferred Stockholder or our former general partner, (e) any person in clause (d) who is or was serving at the request of Blackstone, the Series II Preferred Stockholder or our former general partner as an officer, director, employee, member, partner, agent, fiduciary or trustee of another person (subject to certain limitations) and (f) certain other persons designated by the Corporation (collectively, the “Indemnitees”), except with respect to any corporate opportunity expressly offered to any Indemnitee solely through their service to us or our subsidiaries. Our certificate of incorporation provides that each Indemnitee has the right to engage in businesses of every type and description, including business interests and activities in direct competition with our business and activities. Our certificate of incorporation also waives and renounces any interest or expectancy that we may have in, or right to be offered an opportunity to participate in, business opportunities that are from time to time presented to the Indemnitees. Notwithstanding the foregoing, pursuant to our certificate of incorporation, the Series II Preferred Stockholder, for so long as it owns Series II preferred stock, has agreed that its sole business will be to act as the Series II Preferred Stockholder and as a general partner or managing member of any partnership or limited liability company that we may hold an interest in and that it will not engage in any business or activity or incur any debts or liabilities except (x) in connection therewith or incidental thereto or (y) in connection with or incidental to the acquisition, owning or disposing of debt or equity securities of us or any of our subsidiaries.

Anti-Takeover Provisions

Our certificate of incorporation and bylaws and the Delaware General Corporation Law (the “DGCL”) contain provisions, which are summarized in the following paragraphs, that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and to discourage certain types of transactions that may involve an actual or threatened acquisition of our company. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change in control or other unsolicited acquisition proposal, and enhance the ability of our board of directors to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these provisions may have the effect of delaying, deterring or preventing a merger or acquisition of our company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including attempts that might result in a premium over the prevailing market price for the shares of common stock held by stockholders.

Common stock. Our certificate of incorporation provides that generally, with respect to any matter on which the common stock is entitled to vote, such vote shall require a majority in voting power or more of all the outstanding common stock and Series I preferred stock, voting together as a single class. With respect to any matter as to which common stock may be entitled to vote, depending on the number of shares of outstanding shares of common stock and Series I preferred stock actually voted, our senior managing directors, as the owners of Blackstone Partners L.L.C., the initial holder of Series I preferred stock, and the persons to whom the shares of Series I preferred stock will be issued at the direction of Blackstone Partners L.L.C., should generally have sufficient voting power to significantly influence matters subject to the vote. Given the nature of the voting rights of our common stock, which is the class of our capital stock listed on the NYSE, we believe based on discussions with the NYSE that the stockholder approval requirements of the NYSE do not apply.

Election of directors. Subject to the rights granted to one or more additional series of preferred stock then outstanding, the Series II Preferred Stockholder has the sole authority to elect directors.

Removal of directors. Subject to the rights granted to one or more additional series of preferred stock then outstanding, the Series II Preferred Stockholder has the sole authority to remove and replace any director, with or without cause, at any time.

Vacancies. In addition, our bylaws also provide that, subject to the rights granted to one or more additional series of preferred stock then outstanding, any newly created directorship on the board of directors that results from an increase in the number of directors and any vacancies on our board of directors will be filled only by the Series II Preferred Stockholder.

Loss of voting rights. If at any time any person or group (other than the Series II Preferred Stockholder and its affiliates, a direct or indirect transferee of the Series II Preferred Stockholder or its affiliates (provided that, with respect to any indirect transferee, our board of directors shall have provided such transferee with written notification that this limitation shall not apply) or a person or group that has acquired such stock with the prior approval of our board of directors) acquires, in the aggregate, beneficial ownership of 20% or more of the common stock then outstanding, that person or group will lose voting rights on all of its shares of common stock and such shares of common stock may not be voted on any matter as to which the holders of such shares of common stock may be entitled to vote and will not be considered to be outstanding when sending notices of a meeting of stockholders, calculating required votes, determining the presence of a quorum or for other similar purposes, in each case, as applicable and to the extent the holders of such shares of common stock are entitled to any vote.

Requirements for advance notification of stockholder proposals. Stockholders are only permitted to make stockholder proposals with respect to the limited matters on which they are entitled to vote. Further, our bylaws establish advance notice procedures with respect to stockholder proposals relating to the limited matters on which the holders of our common stock may be entitled to vote. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days or more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. Our bylaws also specify requirements as to the form and content of a stockholder’s notice. Our bylaws allow the chairman of the meeting at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings, which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may deter, delay or discourage a potential acquirer from attempting to influence or obtain control of our company.

Special stockholder meetings. Our certificate of incorporation provides that special meetings of our stockholders may be called at any time only by or at the direction of our board of directors, the Series II Preferred Stockholder or, if at any time any stockholders other than the Series II Preferred Stockholder are entitled under applicable law or our certificate of incorporation to vote on specific matters proposed to be brought before a special meeting, stockholders owning 50% or more of the voting power of the outstanding stock of the class or classes of stock which are entitled to vote at such meeting. Common stock and Series I preferred stock are considered the same class for this purpose.

Stockholder action by written consent. Pursuant to Section 228 of the DGCL, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless the certificate of incorporation provides otherwise or it conflicts with the rules of the NYSE. Our certificate of incorporation permits the Series II Preferred Stockholder to act by written consent. Under our certificate of incorporation, stockholders (other than the Series II Preferred Stockholder) may only act by written consent if consented to by the Series II Preferred Stockholder.

Amendments to our certificate of incorporation requiring only Series II Preferred Stockholder approval. Except as otherwise expressly provided by applicable law, only the vote of the Series II Preferred Stockholder, together with the approval of our board of directors, shall be required in order to amend certain provisions of our certificate of incorporation and none of our other stockholders shall have the right to vote with respect to any such amendments, which include, without limitation:

(1)	a change in our name, our registered agent or our registered office;

(2)	an amendment that our board of directors has determined to be necessary or appropriate to address changes in U.S. federal income tax regulations, legislation or interpretation;

(3)

an amendment that is necessary, in the opinion of our counsel, to prevent us or our directors, officers, trustees or agents from having a material risk of being in any manner subjected to the provisions of the U.S. Investment Company Act of 1940, as amended, the U.S. Investment Advisers Act of 1940, as amended, or “plan asset” regulations adopted under the U.S. Employee Retirement Income Security Act of 1974, as amended, whether or not substantially similar to plan asset regulations currently applied or proposed by the U.S. Department of Labor;

(4)	an amendment that is a change in our fiscal year or taxable year or that our board of directors has determined is necessary or appropriate as a result of such change;

(5)

an amendment that our board of directors has determined to be necessary or appropriate for the creation, authorization or issuance of any class or series of our capital stock or options, rights, warrants or appreciation rights relating to our capital stock;

(6)	any amendment expressly permitted in our certificate of incorporation to be voted on solely by the Series II Preferred Stockholder acting alone;

(7)

an amendment effected, necessitated or contemplated by an agreement of merger, consolidation or other business combination agreement that has been approved under the terms of our certificate of incorporation;

(8)

an amendment effected, necessitated or contemplated by an amendment to the partnership agreement of a Blackstone Holdings Partnership that requires unitholders of the Blackstone Holdings Partnership to provide a statement, certification or other proof of evidence regarding whether such unitholder is subject to U.S. federal income taxation on the income generated by the Blackstone Holdings Partnership;

(9)

any amendment that our board of directors has determined is necessary or appropriate to reflect and account for our formation of, or our investment in, any corporation, partnership, joint venture, limited liability company or other entity, in connection with the conduct of the activities permitted by our certificate of incorporation;

(10)

any amendment that reflects a merger into, or conveyance of all of our assets to, another limited liability entity that is newly formed and has no assets, liabilities or operations at the time of the merger or conveyance other than those it receives by way of the merger or conveyance consummated solely to effect a mere change in our legal form, the governing instruments of which provide the stockholders with substantially the same rights and obligations as provided by our certificate of incorporation; or

(11)	any other amendments substantially similar to any of the matters described in (1) through (10) above or the immediately following paragraph.

In addition, except as otherwise provided by applicable law, the Series II Preferred Stockholder, together with the approval of our board of directors, can amend our certificate of incorporation without the approval of any other stockholder to adopt any amendments that our board of directors has determined:

(1)

do not adversely affect the stockholders (other than the Series II Preferred Stockholder) considered as a whole (including any particular class or series of stock as compared to other classes or series) in any material respect;

(2)

are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state or non-U.S. agency or judicial authority or contained in any federal or state or non-U.S. statute (including the DGCL);

(3)

are necessary or appropriate to facilitate the trading of our stock or to comply with any rule, regulation, guideline or requirement of any securities exchange on which our stock is or will be listed for trading;

(4)	are necessary or appropriate for any action taken by us relating to distributions, splits or combinations of shares of our capital stock under the provisions of our certificate of incorporation; or

(5)	are required to effect the intent of or are otherwise contemplated by our certificate of incorporation.

Super-majority requirements for certain amendments to our certificate of incorporation. Except for amendments to our certificate of incorporation that require only the approval of the Series II Preferred Stockholder, any amendments to our certificate of incorporation require, in addition to the consent of the Series II Preferred Stockholder, the vote or consent of stockholders holding at least 90% of the voting power of our common stock and Series I preferred stock, voting together as a single class, unless we obtain an opinion of counsel confirming that such amendment would not affect the limited liability of any stockholder under the DGCL. Any amendment of this provision of our certificate of incorporation also requires the vote or consent of stockholders holding at least 90% in voting power of our common stock and Series I preferred stock, voting together as a single class.

Merger, sale or other disposition of assets. Our certificate of incorporation provides that we may, with the approval of the Series II Preferred Stockholder and with the approval of the holders of at least a majority in voting power of our common stock and Series I preferred stock, voting together as a single class, sell, exchange or otherwise dispose of all or substantially all of our assets in a single transaction or a series of related transactions, or consummate any merger, consolidation or other similar combination, or approve the sale, exchange or other disposition of all or substantially all of the assets of our subsidiaries, except that no approval of our common stock and Series I preferred stock shall be required in the case of certain limited transactions involving our reorganization into another limited liability entity. See “—Capital Stock—Voting Rights.” We may in our sole discretion mortgage, pledge, hypothecate or grant a security interest in all or substantially all of our assets (including for the benefit of persons other than us or our subsidiaries) without the prior approval of the holders of our common stock and Series I preferred stock. We may also sell all or substantially all of our assets under any forced sale of any or all of our assets pursuant to the foreclosure or other realization upon those encumbrances without the prior approval of the holders of our common stock and Series I preferred stock.

Exclusive Forum

To prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, our amended and restated bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by law, be the sole and exclusive forum for: (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a breach of fiduciary duty owed by any of our current or former directors, officers, stockholders or employees to us or our stockholders; (iii) any action asserting a claim against us arising under the DGCL, our certificate of incorporation or our bylaws (as may be amended or restated) or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; or (iv) any action asserting a claim against us that is governed by the internal affairs doctrine.

In addition, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, both state and federal courts have jurisdiction to entertain such claims. As such, our bylaws further provide that, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the federal securities laws of the United States, including, in each case, the applicable rules and regulations promulgated thereunder. It is possible that a court could find our forum selection provisions to be inapplicable or unenforceable and, accordingly, we could be required to litigate claims in multiple jurisdictions, incur additional costs or otherwise not receive the benefits that we expect our forum selection provisions to provide.

To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of our company shall be deemed to have notice of and consented to the forum provisions in our amended and restated certificate of incorporation. However, investors will not be deemed to have waived compliance with the federal securities laws and the rules and regulations thereunder as a result of our forum selection provisions.

Business Combinations

We have opted out of Section 203 of the DGCL, which provides that an “interested stockholder” (a person other than the corporation or any direct or indirect majority-owned subsidiary who, together with affiliates and associates, owns, or, if such person is an affiliate or associate of the corporation, within three years did own, 15% or more of the outstanding voting stock of a corporation) may not engage in “business combinations” (which is broadly defined to include a number of transactions, such as mergers, consolidations, asset sales and other transactions in which an interested stockholder receives or could receive a financial benefit on other than a pro rata basis with other stockholders) with the corporation for a period of three years after the date on which the person became an interested stockholder without certain statutorily mandated approvals.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC. The transfer agent and registrar’s address is 6201 15th Avenue, Brooklyn, New York 11219, and its telephone number is (718) 921-8300 or (800) 937-5449.

Listing

Our common stock is listed on the NYSE under the ticker symbol “BX.”

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

Please note that in this section entitled “Description of Debt Securities and Guarantees,” “we,” “us” and “our” mean Blackstone Inc. and its successors, but not any of its subsidiaries. The term “issuer” means us and/or Blackstone Reg Finance Co. L.L.C., depending on which registrant is offering the debt securities, and the term “issuers” is a collective reference to Blackstone Inc. and Blackstone Reg Finance Co. L.L.C.

We may issue debt securities. Unless otherwise expressly stated in the applicable prospectus supplement, the debt securities will be our unsubordinated and unsecured obligations and may be issued from time to time in one or more series. Blackstone Reg Finance Co. L.L.C. may also issue debt securities and, unless otherwise expressly stated in the applicable prospectus supplement, the debt securities will be Blackstone Reg Finance Co. L.L.C.’s unsubordinated and unsecured obligations and may be issued in one or more series. The debt securities of any series of the applicable issuer may have the benefit of guarantees (each, a “guarantee”) by one or more of our subsidiaries (each, a “subsidiary guarantor”). In the case of debt securities issued by Blackstone Reg Finance Co. L.L.C., the debt securities will also be guaranteed by us (collectively with the subsidiary guarantors, the “guarantors”). Unless otherwise expressly stated in the applicable prospectus supplement, the guarantees will be unsubordinated and unsecured obligations of the respective guarantors. If so indicated in the applicable prospectus supplement, the issuers may issue debt securities that are secured by specified collateral or that have the benefit of one or more guarantees that are secured by specified collateral. Unless otherwise expressly stated or the context otherwise requires, as used in this section, the term “guaranteed debt securities” means any debt securities that, as described in the prospectus supplement relating thereto, are guaranteed by one or more guarantors pursuant to the applicable indenture (as defined below); the term “secured debt securities” means any debt securities that, as described in the prospectus supplement relating thereto, are secured by collateral; the term “unsecured debt securities” means any debt securities that are not secured debt securities; and the term “debt securities” includes both unsecured debt securities and secured debt securities and both guaranteed and unguaranteed debt securities.

Any subordinated debt securities offered pursuant to the applicable prospectus supplement will constitute part of the issuer’s subordinated debt and will be subordinate in right of payment to the prior payment in full of all the issuer’s “Senior Indebtedness,” as defined in such applicable subordinated debt indenture.

The debt securities issued by us will be issued under one or more indentures, each to be entered into by us, one or more subsidiary guarantors, a trustee, registrar, paying agent and transfer agent and/or a collateral agent, as applicable. The debt securities issued by our Blackstone Reg Finance Co. L.L.C. will be issued under one or more indentures, each to be entered into by Blackstone Reg Finance Co. L.L.C., us, one or more subsidiary guarantors, a trustee, registrar, paying agent and transfer agent and/or a collateral agent, as applicable. The trustee, registrar, paying agent, transfer agent, collateral agent, calculation agent and/or foreign currency agent (collectively, the “agents”), as applicable, shall be named in the applicable prospectus supplement. Unless otherwise expressly stated in the applicable prospectus supplement, the issuers may issue both secured and unsecured debt securities and both unsubordinated and subordinated debt securities under their respective indentures. Unless otherwise expressly stated or the context otherwise requires, references in this section to the “indenture” and the “trustee” refer to the applicable indenture pursuant to which any particular series of debt securities is issued and to the trustee under that indenture. The terms of any series of debt securities and, if applicable, any guarantees of the debt securities of such series will be those specified in or pursuant to the applicable indenture and in the certificates evidencing that series of debt securities and those made part of the indenture by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The following summary of selected provisions of the indentures, the debt securities and the guarantees is not complete, and the summary of selected terms of a particular series of debt securities and, if applicable, the guarantees of the debt securities of that series included in the applicable prospectus supplement also will not be complete. You should review the form of applicable indenture, the form of any applicable supplemental indenture and the form of certificate evidencing the applicable debt securities, which forms have been or will be filed as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents which have been or will be incorporated by reference in this prospectus. To obtain a copy of the form of indenture, the form of any such supplemental indenture or the form of certificate for any debt securities, see “Where You Can Find More Information” in this prospectus. The following summary and the summary in the applicable prospectus supplement are qualified in their entirety by reference to all of the provisions of the applicable indenture, any supplemental indenture and the certificates evidencing the applicable debt securities, which provisions, including defined terms, are incorporated by reference in this prospectus.

The following description of debt securities describes general terms and provisions of a series of debt securities and, if applicable, the guarantees of the debt securities of that series to which any prospectus supplement may relate. Unless otherwise noted, the general terms and provisions of our debt securities discussed below apply to both our unsubordinated debt securities and our subordinated debt securities. The debt securities may be issued from time to time in one or more series. The particular terms of each series that is offered by a prospectus supplement, including the issuer of the debt securities, will be described in the applicable prospectus supplement. If any particular terms of the debt securities or, if applicable, any guarantees of the debt securities of that series or the applicable indenture described in a prospectus supplement differ from any of the terms described in this prospectus, the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus.

General

The indenture does not limit the amount of debt securities that the issuer may issue under that indenture. The issuer may, without the consent of the holders of the debt securities of any series, issue additional debt securities ranking equally with, and otherwise similar in all respects to, the debt securities of the series (except for the public offering price, the issue date, the issue price, the date from which interest will accrue and, if applicable, the date on which interest will first be paid) so that those additional debt securities will be consolidated and form a single series with the debt securities of the series previously offered and sold.

The debt securities of each series will be issued in fully registered form without interest coupons. We currently anticipate that the debt securities of each series offered and sold pursuant to this prospectus will be issued as global debt securities as described under “—Book-Entry; Delivery and Form; Global Securities” and will trade in book-entry form only.

Debt securities denominated in U.S. dollars will be issued in denominations of $2,000 and any integral multiple of $1,000 in excess thereof, unless otherwise specified in the applicable prospectus supplement. If the debt securities of a series are denominated in a foreign or composite currency, the applicable prospectus supplement will specify the denomination or denominations in which those debt securities will be issued.

Unless otherwise specified in the applicable prospectus supplement, the issuer will repay the debt securities of each series at 100% of their principal amount, together with accrued and unpaid interest thereon at maturity, except if those debt securities have been previously redeemed or purchased and cancelled.

Unless otherwise specified in the applicable prospectus supplement, the debt securities of each series will not be listed on any securities exchange. The applicable prospectus supplement will include a discussion of material U.S. federal income tax considerations applicable to the debt securities.

Guarantees

The debt securities of any series of each issuer may be guaranteed by one or more of our subsidiaries and, in the case of debt securities issued by Blackstone Reg Finance Co. L.L.C., such debt securities may also be guaranteed by us. The guarantors of any series of guaranteed debt securities of each issuer may differ from the guarantors of any other series of guaranteed debt securities of such issuer or any other issuer. In the event the issuer issues a series of guaranteed debt securities, the specific guarantors of the debt securities of that series will be identified in the applicable prospectus supplement and a description of some of the terms of guarantees of those debt securities will be set forth in the applicable prospectus supplement. Unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, each guarantor of the debt securities of such series will unconditionally guarantee the due and punctual payment of the principal of, and premium, if any, and interest, if any, on each debt security of such series and the due and punctual performance of all of the applicable issuer’s other obligations under the applicable indenture with respect to the debt securities of such series, all in accordance with the terms of such debt securities and the applicable indenture.

Notwithstanding the foregoing, unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, the applicable indenture will contain provisions to the effect that the obligations of each guarantor under its guarantees and such indenture shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such guarantor, result in the obligations of such guarantor under such guarantees and such indenture not constituting a fraudulent conveyance or fraudulent transfer under applicable law. However, there can be no assurance that, notwithstanding such limitation, a court would not determine that a guarantee constituted a fraudulent conveyance or fraudulent transfer under applicable law. If that were to occur, the court could void the applicable guarantor’s obligations under that guarantee, subordinate that guarantee to other debt and other liabilities of that guarantor or take other action detrimental to holders of the debt securities of the applicable series, including directing the holders to return any payments received from the applicable guarantor.

The applicable prospectus supplement relating to any series of guaranteed debt securities will specify other terms of the applicable guarantees, which may include provisions that allow a guarantor to be released from its obligations under its guarantee under specified circumstances or that provide for one or more guarantees to be secured by specified collateral.

Unless otherwise expressly stated in the applicable prospectus supplement relating to a series of guaranteed debt securities, each guarantee will be the unsubordinated and unsecured obligation of the applicable guarantor and will rank on a parity in right of payment with all other unsecured and unsubordinated indebtedness and guarantees of such guarantor. Each guarantee (other than a secured guarantee) will be effectively subordinated to all existing and future secured indebtedness and secured guarantees of the applicable guarantor to the extent of the value of the collateral securing that indebtedness and those guarantees. Consequently, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to any guarantor that has provided an unsecured guarantee of any debt securities, the holders of that guarantor’s secured indebtedness and secured guarantees will be entitled to proceed directly against the collateral that secures that secured indebtedness or those secured guarantees, as the case may be, and such collateral will not be available for satisfaction of any amount owed by such guarantor under its unsecured indebtedness and unsecured guarantees, including its unsecured guarantees of any debt securities, until that secured debt and those secured guarantees are satisfied in full. Unless otherwise provided in the applicable prospectus supplement, the indentures will not limit the ability of any guarantor to incur secured indebtedness or issue secured guarantees.

Unless otherwise expressly stated in the applicable prospectus supplement, each secured guarantee will be an unsubordinated obligation of the applicable guarantor and will rank on a parity in right of payment with all other unsecured and unsubordinated indebtedness and guarantees of such guarantor, except that such secured guarantee will effectively rank senior to such guarantor’s unsecured and unsubordinated indebtedness and guarantees in respect of claims against the collateral securing that secured guarantee.

Provisions of Indenture

The indenture provides that debt securities may be issued under it from time to time in one or more series. For each series of debt securities, this prospectus and the applicable prospectus supplement will describe the following terms and conditions of that series of debt securities:

•	the title of the series;

•	the maximum aggregate principal amount, if any, established for debt securities of the series;

•

the person to whom any interest on a debt security of the series will be payable, if other than the person in whose name that debt security (or one or more predecessor debt securities) is registered at the close of business on the regular record date for such interest;

•	the date or dates on which the principal of any debt securities of the series will be payable or the method used to determine or extend those dates;

•

the rate or rates at which any debt securities of the series will bear interest, if any, the date or dates from which any such interest will accrue, the interest payment dates on which any such interest will be payable and the regular record date for any such interest payable on any interest payment date;

•	the place or places where the principal of and premium, if any, and interest on any debt securities of the series will be payable and the manner in which any payment may be made;

•

the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part, at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities will be evidenced;

•

our obligation or right, if any, to redeem or purchase any debt securities of the series pursuant to any sinking fund or at the option of the holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series will be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which any debt securities of the series will be issuable;

•

if the amount of principal of or premium, if any, or interest on any debt securities of the series may be determined with reference to a financial or economic measure or index or pursuant to a formula, the manner in which such amounts will be determined;

•

if other than U.S. dollars, the currency, currencies or currency units in which the principal of or premium, if any, or interest on any debt securities of the series will be payable and the manner of determining the equivalent thereof in U.S. dollars for any purpose;

•

if the principal of or premium, if any, or interest on any debt securities of the series is to be payable, at our election or the election of the holder thereof, in one or more currencies or currency units other than that or those in which such debt securities are stated to be payable, the currency, currencies or currency units in which the principal of or premium, if any, or interest on such debt securities as to which such election is made will be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount will be determined);

•

if other than the entire principal amount thereof, the portion of the principal amount of any debt securities of the series which will be payable upon declaration of acceleration of the maturity thereof pursuant to the indenture;

•

if the principal amount payable at the stated maturity of any debt securities of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which will be deemed to be the principal amount of such debt securities as of any such date for any purpose thereunder or hereunder, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount will be determined);

•	if other than by a board resolution, the manner in which any election by us to defease any debt securities of the series pursuant to the indenture will be evidenced; whether any debt securities of the series other than debt securities denominated in U.S. dollars and bearing interest at a fixed rate are to be subject to the defeasance provisions of the indenture; or, in the case of debt securities denominated in U.S. dollars and bearing interest at a fixed rate, if applicable, that the debt securities of the series, in whole or any specified part, will not be defeasible pursuant to the indenture;

•

if applicable, that any debt securities of the series will be issuable in whole or in part in the form of one or more global securities and, in such case, the respective depositaries for such global securities and the form of any legend or legends which will be borne by any such global securities, and any circumstances in which any such global security may be exchanged in whole or in part for debt securities registered, and any transfer of such global security in whole or in part may be registered, in the name or names of persons other than the depositary for such global security or a nominee thereof and any other provisions governing exchanges or transfers of such global security;

•

any addition to, deletion from or change in the events of default applicable to any debt securities of the series and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable;

•	any addition to, deletion from or change in the covenants applicable to debt securities of the series;

•	with respect to subordinated debt securities only, any amendments or modifications of the subordination provisions in the subordinated debt indenture;

•

if the debt securities of the series are to be convertible into or exchangeable for cash and/or any securities or other property of any person (including us), the terms and conditions upon which such debt securities will be so convertible or exchangeable;

•

whether the debt securities of the series will be guaranteed by any persons and, if so, the identity of such persons, the terms and conditions upon which such debt securities will be guaranteed and, if applicable, the terms and conditions upon which such guarantees may be subordinated to other indebtedness of the respective guarantors;

•

whether the debt securities of the series and if applicable, any guarantees of such debt securities will be subordinated to other indebtedness of the issuer and, if so, the terms and conditions upon which such debt securities will be subordinated;

•

whether the debt securities of the series will be secured by any collateral and, if so, the terms and conditions upon which such debt securities will be secured and, if applicable, upon which such liens may be subordinated to other liens securing other indebtedness of us or of any guarantor;

•	if a trustee other than the trustee named in the indenture is to act as trustee for the securities of a series, the name and corporate trust office of such trustee; and

•	any other terms of the debt securities of the series (which terms will not be inconsistent with the provisions of the indenture, except as permitted thereunder).

Interest

In the applicable prospectus supplement, the issuer will designate the debt securities of a series as being either debt securities bearing interest at a fixed rate of interest or debt securities bearing interest at a floating rate of interest.

Each debt security will begin to accrue interest from the date on which it is originally issued. Interest on each such debt security will be payable in arrears on the interest payment dates set forth in the applicable prospectus supplement and as otherwise described below and at maturity or, if earlier, the redemption date described below. Interest will be payable to the holder of record of the debt securities at the close of business on the record date for each interest payment date, which record dates will be specified in such prospectus supplement.

As used in the indenture, the term “business day” means, with respect to debt securities of a series, any day, other than a Saturday or Sunday, that is not a day on which banking institutions or trust companies are authorized or obligated by law, regulation or executive order to close in the place where the principal of and premium, if any, and interest on the debt securities are payable.

Unless otherwise indicated in the applicable prospectus supplement:

•

For fixed rate debt securities, if the maturity date, the redemption date or an interest payment date is not a business day, the issuer will pay principal, premium, if any, the redemption price, if any, and interest on the next succeeding business day, and no interest will accrue from and after the relevant maturity date, redemption date or interest payment date to the date of that payment. Interest on the fixed rate debt securities will be computed on the basis of a 360-day year of twelve 30-day months.

•

For floating rate debt securities, if any interest payment date for the debt securities of a series bearing interest at a floating rate (other than the maturity date or the redemption date, if any) would otherwise be a day that is not a business day, then the interest payment date will be postponed to the following date which is a business day, unless that business day falls in the next succeeding calendar month, in which case the interest payment date will be the immediately preceding business day; if the maturity date or the redemption date, if any, is not a business day, the issuer will pay principal, premium, if any, the redemption price, if any, and interest on the next succeeding business day, and no interest will accrue from and after the maturity date or the redemption date, if any, to the date of that payment. Interest on the floating rate debt securities will be computed on the basis of the actual number of days elapsed during the relevant interest period and a 360-day year.

Optional Redemption

If specified in the applicable prospectus supplement, the issuer may elect to redeem all or part of the outstanding debt securities of a series from time to time before the maturity date of the debt securities of that series. Upon such election, the issuer will notify the trustee of the redemption date and the principal amount of debt securities of the series to be redeemed accompanied by an officers’ certificate and an opinion of counsel certifying that the conditions precedent for such redemption have been satisfied. If less than all the debt securities of the series are to be redeemed, the particular debt securities of that series to be redeemed will be selected by the trustee by such method as the trustee deems fair and appropriate, including by lot or pro rata or, in the case debt securities held in global form registered in the name of or held by The Depository Trust Company (“DTC”), the applicable procedures of DTC. The applicable prospectus supplement will specify the redemption price for the debt securities to be redeemed (or the method of calculating such price), in each case in accordance with the terms and conditions of those debt securities.

Notice of redemption will be given to each holder of the debt securities to be redeemed not less than 15 nor more than 60 days prior to the date set for such redemption. This notice will include the following information: the redemption date; the redemption price (or the method of calculating such price); if less than all of the outstanding debt securities of such series are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the particular debt securities to be redeemed; that on the date of redemption, the redemption price will become due and payable upon each debt security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after the redemption date; the place or places where such debt securities are to be surrendered for payment of the redemption price; for any debt securities that by their terms may be converted, the terms of conversion, the date on which the right to convert will terminate and the place or places where such debt securities may be surrendered for conversion; that the redemption is for a sinking fund, if such is the case; and the CUSIP, ISIN or any similar number of the debt securities to be redeemed.

By no later than 11:00 a.m. (New York City time) on any redemption date, the issuer will deposit or cause to be deposited with the trustee or with a paying agent (or, if any of the Credit Parties (as defined in “—Covenants—Consolidation, Merger and Sale of Assets” below) is acting as paying agent with respect to the debt securities being redeemed, such Credit Party will segregate and hold in trust as provided in the indenture) an amount of money sufficient to pay the aggregate redemption price of, and (except if the redemption date shall be an interest payment date or the debt securities of such series provide otherwise) accrued interest on, all of the debt securities or the part thereof to be redeemed on that date. On the redemption date, the redemption price will become due and payable upon all of the debt securities to be redeemed, and interest, if any, on the debt securities to be redeemed will cease to accrue from and after that date. Upon surrender of any such debt securities for redemption, the issuer will pay those debt securities surrendered at the redemption price together, if applicable, with accrued interest to the redemption date.

Any debt securities to be redeemed only in part must be surrendered at the office or agency established by us for such purpose, and the issuer will execute, and the trustee will authenticate and deliver to a holder without service charge, new debt securities of the same series and of like tenor, of any authorized denominations as requested by that holder, in a principal amount equal to and in exchange for the unredeemed portion of the debt securities that holder surrenders.

Payment and Transfer or Exchange

Principal of and premium, if any, and interest on the debt securities of each series will be payable, and the debt securities may be exchanged or transferred, at the office or agency maintained by us for such purpose. Payment of principal of and premium, if any, and interest on a global security registered in the name of or held by DTC or its nominee will be made in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global security. If any of the debt securities is no longer represented by a global security, payment of interest on certificated debt securities in definitive form may, at our option, be made by check mailed directly to holders at their registered addresses. See “—Book-Entry; Delivery and Form; Global Securities.”

A holder may transfer or exchange any certificated debt securities in definitive form at the same location given in the preceding paragraph. No service charge will be made for any registration of transfer or exchange of debt securities, but the issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

If the debt securities of any series (or of any series and specified tenor) are to be redeemed in part, the issuer is not required to (i) issue, register the transfer of or exchange any debt security selected for redemption (or of such series and specific tenor, as the case may be) for a period of 15 days before mailing of a notice of redemption of the debt security to be redeemed or (ii) register the transfer of or exchange any debt security selected for redemption in whole or in part, except the unredeemed portion of any debt securities being redeemed in part.

The registered holder of a debt security will be treated as the owner of it for all purposes.

Subject to any applicable abandoned property law, all amounts of principal of and premium, if any, or interest on the debt securities paid by us that remain unclaimed two years after such payment was due and payable will be repaid to us, and the holders of such debt securities will thereafter look solely to us for payment.

Covenants

The indenture sets forth limited covenants, including the covenant described below, that will apply to each series of debt securities issued under the indenture, unless otherwise specified in the applicable prospectus supplement. However, these covenants do not, among other things:

•	limit the amount of indebtedness or lease obligations that may be incurred by the issuer and the guarantors;

•	limit the ability of the issuer or the guarantor to issue, assume or guarantee debt secured by liens; or

•	restrict the issuer or the guarantor from paying dividends or making distributions on our capital stock or purchasing or redeeming our capital stock.

Consolidation, Merger and Sale of Assets

The indenture provides that none of the Credit Parties (as defined below) may be a party to a Substantially All Merger (as defined below) or participate in a Substantially All Sale (as defined below), unless:

•

such Credit Party (as defined below) is the surviving person, or the person formed by or surviving such Substantially All Merger or to which such Substantially All Sale has been made is organized under the laws of the Permitted Jurisdictions (as defined below) and has assumed by supplemental indenture all of the obligations of such Credit Party under the indenture;

•	immediately after giving effect to such transaction, no default or event of default under the indenture has occurred and is continuing; and

•

the issuer delivers to the trustee an officers’ certificate of the issuer and an opinion of counsel, each stating that such transaction and any supplemental indenture relating thereto comply with the indenture and that all conditions precedent provided for in the indenture relating to such transaction have been complied with.

For as long as debt securities of any series under the Indenture remain outstanding, all equity and voting interests in the issuer (other than Blackstone Inc.) shall be owned directly or indirectly by one or more guarantors and each of the Credit Parties must be organized under the laws of a Permitted Jurisdiction.

Upon the consummation of such transaction, the successor person will be substituted for the applicable Credit Party in the indenture, with the same effect as if it had been an original party to the indenture. As a result, the successor person may exercise the applicable Credit Party’s rights and powers under the indenture, and, except in the case of a lease, the applicable Credit Party will be released from all of its liabilities and obligations under the indenture and under the debt securities (including the guarantees).

Any substitution of the successor person for the applicable Credit Party might be deemed for federal income tax purposes to be an exchange of the debt securities for “new” debt securities, resulting in recognition of gain or loss for such purposes and possibly certain other adverse tax consequences to beneficial owners of the debt securities. Holders should consult their own tax advisors regarding the tax consequences of any such substitution.

For purposes of this covenant:

•	“Credit Group” means the Credit Parties and the Credit Parties’ direct and indirect subsidiaries (to the extent of their economic ownership interest in such subsidiaries) taken as a whole;

•	“Credit Parties” means Blackstone Inc., Blackstone Reg Finance Co. L.L.C. and the Blackstone Holdings Partnerships;

•

“Permitted Jurisdictions” means the laws of the United States, Belgium, Bermuda, Canada, Cayman Islands, France, Germany, Gibraltar, Ireland, Italy, Luxembourg, the Netherlands, Switzerland, the United Kingdom or British Crown Dependencies, a member country of the Organisation for Economic Co-operation and Development or any political subdivision of any of the foregoing;

•

a “person” any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity;

•

a “Substantially All Merger” means a merger or consolidation of one or more Credit Parties with or into another person that would, in one or a series of related transactions, result in the transfer or other disposition, directly or indirectly, of all or substantially all of the properties and assets of the Credit Group to a person that is not within the Credit Group immediately prior to such transaction; and

•

a “Substantially All Sale” means a sale, assignment, transfer, lease or conveyance to any other person, in one or a series of related transactions, directly or indirectly, of all or substantially all of the properties and assets of the Credit Group to a Person that is not within the Credit Group immediately prior to such transaction.

No Gross Up

The issuer and the trustee will be entitled to deduct amount required pursuant to an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code (such sections commonly referred to as “FATCA”), and neither the issuer nor the trustee shall have any obligation to gross-up any payment to pay any additional amount as a result of such deduction. In addition, unless otherwise provided in an applicable supplemental indenture, the issuer shall not be obligated to pay any additional amounts with respect to our debt securities as a result of any withholding or deduction for, or on account of, any other present or future taxes, duties, assessments or governmental charges.

Events of Default

Each of the following events are defined in the indenture as an “event of default” (whatever the reason for such event of default and whether or not it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) with respect to the debt securities of any series:

(1)	default in the payment of any installment of interest on any debt securities of that series, and such default continues for a period of 30 days after the payment becomes due and payable;

(2)

default in the payment of principal of or premium, if any, on any debt securities of that series when it becomes due and payable, regardless of whether the payment became due and payable at its stated maturity, upon redemption, upon declaration of acceleration or otherwise;

(3)	default in the deposit of any sinking fund payment, when and as due by the terms of any debt securities of that series;

(4)

default in the performance, or breach, of any covenant or agreement of any Credit Party (as defined in “—Covenants—Consolidation, Merger and Sale of Assets” above) in the indenture with respect to the debt securities of that series (other than as referred to in clause (1), (2) or (3) above), which continues for a period of 90 days after written notice to the issuer and the guarantors by the trustee or to the issuer, the guarantors and the trustee by the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series;

(5)	the issuer or any guarantor (other than an Insignificant Guarantor (as defined below)) pursuant to or within the meaning of the Bankruptcy Law (as defined below):

•	commence a voluntary case or proceeding;

•	consent to the entry of an order for relief against it in an involuntary case or proceeding;

•	consent to the appointment of a Custodian (as defined below) of it or for all or substantially all of its property;

•	make a general assignment for the benefit of its creditors;

•	file a petition in bankruptcy or answer or consent seeking reorganization or relief;

•	consent to the filing of such petition or the appointment of or taking possession by a Custodian; or

•	take any comparable action under any foreign laws relating to insolvency;

(6)	a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

•

is for relief against the issuer or any guarantor (other than an Insignificant Guarantor (as defined below)) in an involuntary case, or adjudicates the issuer or any guarantor (other than an Insignificant Guarantor) insolvent or bankrupt;

•

appoints a Custodian of the issuer or any guarantor (other than an Insignificant Guarantor) or for all or substantially all of the issuer’s or any guarantor’s (other than an Insignificant Guarantor) property; or

•

orders the winding-up or liquidation of the issuer or any guarantor (other than an Insignificant Guarantor) (or any similar relief is granted under any foreign laws); and the order or decree remains unstayed and in effect for 90 days;

(7)

except as otherwise provided in the indenture, a guarantee of any guarantor (other than an Insignificant Guarantor) ceases to be in full force and effect or is declared to be null and void and unenforceable or such guarantee is found to be invalid or a guarantor (other than an Insignificant Guarantor) denies its liability under its guarantee (other than by reason of release of such guarantee in accordance with the terms of the indenture); or

(8)	any other event of default provided with respect to debt securities of that series occurs.

“Bankruptcy Law” means Title 11, United States Code or any similar federal or state or foreign law for the relief of debtors.

“Custodian” means any custodian, receiver, trustee, assignee, liquidator or other similar official under any Bankruptcy Law.

“Insignificant Guarantor” means a guarantor (or a group of guarantors taken together) that would not, on a combined and consolidated basis and taken as a whole together with all then-existing non-guarantor entities designated pursuant to the indenture, constitute a Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X under the Securities Act or any successor provision) of Blackstone Inc.

If an event of default with respect to debt securities of any series (other than an event of default specified in clause (5) or (6) above) occurs and is continuing, the trustee by notice to us and the guarantors, or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us, the guarantors and the trustee, may declare the principal and accrued and unpaid interest on all the debt securities of that series to be due and payable. Upon such a declaration, such principal and accrued and unpaid interest will be due and payable immediately. If an event of default specified in clause (5) or (6) above with respect to debt securities of any series at the time outstanding and is continuing, the principal and accrued and unpaid interest on the debt securities of that series will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders.

The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may rescind a declaration of acceleration and its consequences, if the issuer or any guarantor has deposited certain sums with the trustee and all events of default with respect to the debt securities of that series, other than the nonpayment of the principal which have become due solely by such acceleration, have been cured or waived, as provided in the indenture.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture.

The issuer is required to furnish the trustee annually a statement by certain of our officers to the effect that, to the best of their knowledge, the issuer is not in default in the performance and observance of any of the terms, provisions and conditions under the indenture or, if there has been a default, specifying each such default and the nature and status thereof which such officers may have knowledge.

No holder of any debt securities of any series will have any right to institute any judicial or other proceeding with respect to the indenture, or for the appointment of a receiver, assignee, trustee, liquidator or sequestrator (or similar official), or for any other remedy unless:

(1)

an event of default has occurred and is continuing and such holder has given the trustee prior written notice of such continuing event of default, specifying an event of default with respect to the debt securities of that series;

(2)

the holders of not less than 25% of the aggregate principal amount of the outstanding debt securities of that series have requested the trustee to institute proceedings in respect of such event of default;

(3)	the trustee has been offered indemnity reasonably satisfactory to it against its costs, expenses and liabilities in complying with such request;

(4)	the trustee has failed to institute proceedings 60 days after the receipt of such notice, request and offer of indemnity; and

(5)	no direction inconsistent with such written request has been given for 60 days by the holders of a majority in aggregate principal amount of the outstanding debt securities of that series.

The holders of a majority in aggregate principal amount of outstanding debt securities of a series will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, and to waive certain defaults. The indenture provides that if an event of default occurs and is continuing, the trustee will exercise such of its rights and powers under the indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities of a series unless they will have offered to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and premium, if any, and interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

Modification and Waivers

Modification and amendments of the indenture and the debt securities of any series may be made by us, the guarantors and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of that series affected thereby; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security of that series affected thereby:

•	change the stated maturity of the principal of, or installment of interest on, any debt security;

•

reduce the principal amount of any debt security or reduce the amount of the principal of any debt security which would be due and payable upon a declaration of acceleration of the maturity thereof or reduce the rate of or extend the time of payment of interest on any debt security;

•	reduce any premium payable on the redemption of any debt security or change the date on which any debt security may or must be redeemed;

•	change the coin or currency in which the principal of, premium, if any, or interest on any debt security is payable;

•

impair the right of any holder to institute suit for the enforcement of any payment on or after the stated maturity of any debt security (or, in the case of redemption, on or after the redemption date);

•	reduce the percentage in principal amount of the outstanding debt securities, the consent of whose holders is required in order to take certain actions;

•

modify any provisions in the indenture regarding (i) the modifications and amendments requiring the consent of the holders of each affected debt security and (ii) the waiver of past defaults by the holders of debt securities and (iii) the waiver of certain covenants by the holders of debt securities, except to increase any percentage vote required or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each debt security affected thereby;

•

make any change that adversely affects the right to convert or exchange any debt security or decreases the conversion or exchange rate or increases the conversion price of any convertible or exchangeable debt security, unless such decrease or increase is permitted by the terms of the debt securities;

•	subordinate the debt security of any series or any guarantee of a guarantor in respect thereof to any of other obligation of ours or such guarantor;

•	modify the terms of any guarantee in a manner adverse to the holders of debt securities; or

•	modify any of the above provisions.

The issuer, the guarantors and the trustee may, without the consent of any holders, modify or amend the terms of the indenture and the debt securities of any series with respect to the following:

•	to add to our covenants for the benefit of holders of the debt securities of all or any series or to surrender any right or power conferred upon us or any guarantor thereunder;

•

to evidence the succession of another person to, and the assumption by the successor person of the issuer’s or any guarantor’s covenants, agreements and obligations under, the indenture pursuant to the covenant described under “— Covenants—Consolidation, Merger and Sale of Assets”;

•	to add any additional events of default for the benefit of holders of the debt securities of all or any series;

•	to add new guarantors;

•	to provide for the release of any guarantor in accordance with the indenture;

•	to secure the debt securities;

•	to add or appoint a successor or separate trustee or other agent;

•	to provide for the issuance of additional debt securities of any series;

•	to establish the form or terms of debt securities of any series as permitted by the indenture;

•	to comply with the rules of any applicable securities depository;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•

to add to, change or eliminate any of the provisions of the indenture in respect of one or more series of debt securities; provided that any such addition, change or elimination (a) shall neither (1) apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (2) modify the rights of the holder of any such debt security with respect to such provision or (b) shall become effective only when there is no debt security described in clause (1) outstanding;

•	to cure any ambiguity, to correct or supplement any provision of the indenture;

•

to change any other provision contained in the debt securities of any series or under the indenture; provided that the change does not adversely affect the interests of the holders of debt securities of any series in any material respect; or

•

to conform any provision of the indenture or the debt securities of any series to the description of such debt securities contained in the Company’s prospectus, prospectus supplement, offering memorandum or similar document with respect to the offering of the debt securities of such series

The holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive compliance by the issuer or the guarantors, as the case may be, with certain restrictive provisions of the indenture. The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series, waive any past default and its consequences under the indenture with respect to the debt securities of that series, except a default (1) in the payment of principal or premium, if any, or interest on debt securities of that series or (2) in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each debt security of that series. Upon any such waiver, such default will cease to exist, and any event of default arising therefrom will be deemed to have been cured, for every purpose of the indenture; however, no such waiver will extend to any subsequent or other default or impair any rights consequent thereon.

Discharge, Defeasance and Covenant Defeasance

The issuer may discharge or defease our and the guarantors’ respective obligations under the indenture as set forth below, unless otherwise indicated in the applicable prospectus supplement.

The issuer may discharge certain obligations to holders of the debt securities of a series that have not already been delivered to the trustee for cancellation and which have either become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by (i) depositing with the trustee, in trust, money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not previously delivered to the trustee for cancellation, for principal and premium, if any, and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be, (ii) paying all other sums payable under the indenture and (iii) delivering to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent in the indenture relating to the discharge as to that series have been complied with.

The indenture provides that the issuer may elect either (i) to defease and be discharged (along with the guarantors) from any and all obligations with respect to the debt securities of a series and related guarantees (except for, among other things, obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to the debt securities and to hold moneys for payment in trust) (“legal defeasance”) or (ii) to be released from our and the guarantors’ respective obligations to comply with the restrictive covenants under the indenture, and any omission to comply with such obligations will not constitute a default or an event of default with respect to the debt securities of a series and clauses (4) and (8) under “—Events of Default” will no longer be applied (“covenant defeasance”). Legal defeasance or covenant defeasance, as the case may be, will be conditioned upon, among other things, the irrevocable deposit by us with the trustee, in trust, of (x) money in an amount, (y) U.S. government obligations which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount, or (z) a combination thereof, in each case sufficient to pay and discharge the principal or premium, if any, and interest on the debt securities.

As a condition to legal defeasance or covenant defeasance, the issuer must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize gain or loss for federal income tax purposes as a result of the deposit and such legal defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and legal defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant indenture. In addition, in the case of either legal defeasance or covenant defeasance, the issuer shall have delivered to the trustee (i) an officers’ certificate to the effect that the neither such debt securities nor any other debt securities of the same series will be delisted as a result of such deposit and (ii) an officers’ certificate and an opinion of counsel, each stating that all conditions precedent with respect to such legal defeasance or covenant defeasance have been complied with.

The issuer may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option.

Book-Entry; Delivery and Form; Global Securities

Unless otherwise specified in the applicable prospectus supplement, the debt securities of each series will be issued in the form of one or more global debt securities, in definitive, fully registered form without interest coupons, each of which we refer to as a “global security.” Each such global security will be deposited with the trustee as custodian for DTC and registered in the name of a nominee of DTC in New York, New York for the accounts of participants in DTC.

Investors may hold their interests in a global security directly through DTC if they are DTC participants, or indirectly through organizations that are DTC participants. The indenture provides that the global securities may be exchanged in whole or in part for debt securities registered, and no transfer of a global security in whole or in part may be registered, in the name of any person other than DTC or its nominee unless:

(1)	DTC notifies us that it is unwilling or unable or no longer permitted under applicable law to continue as depository for such global security;

(2)	an event of default with respect to such global security has occurred and be continuing;

(3)	the issuer delivers to the trustee an order to such effect; or

(4)	there shall exist such circumstances, if any, in addition to or in lieu of the foregoing as have been specified for this purpose in the indenture.

The information in this section of this prospectus concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information.

Governing Law

The indenture, the debt securities and the guarantees will be governed by, and construed in accordance with, the laws of the State of New York. The indenture will provide that any legal suit, action or proceeding arising out of or relating to the indenture, the debt securities and the guarantees may only be brought and enforced in the United States District Court for the Southern District of New York (or, other than with respect to a cause of action arising under the Securities Act, if such court does not have jurisdiction over such action, suit or proceeding, the Supreme Court of New York County (Commercial Division) in the State of New York of the State of New York), which will be the exclusive forum for any such actions, suits or proceedings, except that any action, suit or proceeding asserting a cause of action arising under the Exchange Act may also be brought and enforced in any federal district court of the United States, which will be the exclusive forum for such actions, suits or proceedings. Holders of the debt securities will be deemed to have consented to the jurisdiction of such courts and have waived any objection that such courts represent an inconvenient forum for any such suit, action or proceeding.

Regarding the Trustee

The trustee under the indenture will be named in the applicable prospectus supplement.

The trustee under the indenture will be permitted to engage in transactions, including commercial banking and other transactions, with us and our subsidiaries from time to time; provided that if the trustee acquires any conflicting interest it must eliminate such conflict upon the occurrence of an event of default, or else resign.

DESCRIPTION OF DEPOSITARY SHARES

We may issue fractional interests in shares of common stock or preferred stock, rather than shares of common stock or preferred stock, with those rights and subject to the terms and conditions that we may specify in a prospectus supplement or a free writing prospectus. If we do so, we will provide for a depositary (either a bank or trust company depositary that has its principal office in the United States) to issue receipts for depositary shares, each of which will represent a fractional interest in a share of common stock or preferred stock. The shares of common stock or preferred stock underlying the depositary shares will be deposited under a deposit agreement between us and the depositary. The prospectus supplement or a free writing prospectus will include the name and address of the depositary and will include a discussion of material U.S. federal income tax considerations applicable to the common stock, preferred stock and depositary shares, as applicable.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt or equity securities. Each warrant will entitle the holder to purchase for cash the amount of debt or equity securities at the exercise price stated or determinable in a prospectus supplement or a free writing prospectus for the warrants. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in a related prospectus supplement or a free writing prospectus. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement or a free writing prospectus relating to any warrants that we may offer will contain the specific terms of the warrants. These terms will include some or all of the following:

•	the title of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, amount and terms of the securities for which the warrants are exercisable;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable, if applicable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of warrants that may be exercised at any time;

•	information with respect to book-entry procedures, if any; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including options or other instruments obligating holders to purchase from us and us to sell to the holders, a specified principal amount of debt securities or a specified number of shares of common stock, preferred stock or depositary shares at a future date or dates, as specified in a related prospectus supplement or a free writing prospectus. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified principal amount of debt securities or a specified or varying number of shares of common stock, preferred stock or depositary shares. The consideration for the debt securities, common stock, preferred stock or depositary shares and the principal amount of debt securities or number of shares of each may be fixed at the time the purchase contracts are issued or may be determined by a specific reference to a formula set forth in the purchase contracts. The purchase contracts may provide for settlement by delivery by us or on our behalf of the underlying security, or they may provide for settlement by reference or linkage to the value, performance or trading price of the underlying security. The purchase contracts may be issued separately or as part of purchase units consisting of a purchase contract and other securities or obligations issued by us or third parties, including U.S. treasury securities, which may secure the holders’ obligations to purchase or sell, as the case may be, shares of common stock, preferred stock or depositary shares under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, and these payments may be unsecured or prefunded on some basis and may be paid on a current or on a deferred basis. The purchase contracts may require holders to secure their obligations thereunder in a specified manner and may provide for the prepayment of all or part of the consideration payable by holders in connection with the purchase of the underlying security pursuant to the purchase contracts.

The securities related to the purchase contracts may be pledged to a collateral agent for our benefit pursuant to a pledge agreement to secure the obligations of holders of purchase contracts to purchase the underlying security under the related purchase contracts. The rights of holders of purchase contracts to the related pledged securities will be subject to our security interest therein created by the pledge agreement. No holder of purchase contracts will be permitted to withdraw the pledged securities related to such purchase contracts from the pledge arrangement.

DESCRIPTION OF UNITS

We may issue units consisting of one or more purchase contracts, warrants, depositary shares, debt securities, shares of preferred stock, shares of common stock, or any combination of such of our securities (but not securities of third parties), as specified in a related prospectus supplement or a free writing prospectus.

PLAN OF DISTRIBUTION

We or any selling securityholders may sell the securities offered by this prospectus:

•	through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	through agents; or

•	through a combination of any of these methods of sale.

The securities covered by this prospectus may be sold in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices.

We will describe in a prospectus supplement or a free writing prospectus, to the extent required, the particular terms of the offering of the securities covered by this prospectus, including the following:

•	the method of distribution of the securities offered thereby;

•	the names of any underwriters or agents;

•	the proceeds we will receive from the sale, if any;

•	any discounts and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the applicable securities may be listed.

The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate, and may also be offered through standby underwriting or purchase arrangements entered into by us or any selling securityholders. We or any selling securityholders may also sell the securities through agents or dealers designated by us or any selling securityholders. We or any selling securityholders also may sell the securities directly, in which case no underwriters or agents would be involved.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us or any selling securityholders and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act.

We or any selling securityholders may have agreements with the underwriters, dealers and agents involved in the offering of the securities to indemnify them against certain liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make.

Underwriters, dealers and agents involved in the offering of the securities may engage in transactions with, or perform services for, us, our subsidiaries or other affiliates or any selling securityholders in the ordinary course of their businesses.

In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the market price of such securities or other securities that may be issued upon conversion, exchange or exercise of such securities or the prices of which may be used to determine payments on such securities. Specifically, the underwriters or agents, as the case may be, may over-allot in connection with the offering, creating a short position in such securities for their own account. In addition, to cover over-allotments or to stabilize the price of the securities or of such other securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities and, if they engage in any of these activities, may end any of these activities at any time without notice.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states absent registration or pursuant to an exemption from applicable state securities laws.

LEGAL MATTERS

The validity of the securities will be passed upon for us by Simpson Thacher & Bartlett LLP, Washington, D.C. Investment vehicles comprised of certain partners of Simpson Thacher & Bartlett LLP, members of their families, related parties and others own interests representing less than 1% of the capital commitments of investment funds that we manage.

EXPERTS

The consolidated financial statements of Blackstone Inc. as of December 31, 2023 and 2022, and for each of the three years in the period ended December 31, 2023, incorporated by reference in this prospectus by reference to Blackstone Inc.’s Current Report on Form 8-K filed on November 25, 2024, and the effectiveness of Blackstone Inc.’s internal control over financial reporting, incorporated by reference in this prospectus by reference to Blackstone Inc.’s Annual Report on Form 10-K for the year ended December 31, 2023, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report incorporated by reference in this prospectus by reference to Blackstone Inc.’s Current Report on Form 8-K filed on November 25, 2024. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities to be sold pursuant to this prospectus. The registration statement, including the exhibits attached or incorporated by reference to the registration statement, contains additional relevant information about us and our securities. The rules and regulations of the SEC allow us to omit certain information from this prospectus.

We file annual, quarterly and current reports and other information with the SEC. The SEC’s rules allow us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede such information, as well as the information included in this prospectus. Some documents or information, such as that called for by Items 2.02 and 7.01 of Form 8-K, or the exhibits related thereto under Item 9.01 of Form 8-K, are deemed furnished and not filed in accordance with SEC rules. None of those documents and none of that information is incorporated by reference into this prospectus. This prospectus also contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents.

We incorporate by reference into this prospectus the following documents or information filed by Blackstone Inc. with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 23, 2024;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2024, June 30, 2024 and September 30, 2024, filed on May 3, 2024, August 2, 2024 and November 1, 2024, respectively;

•	our Current Reports on Form 8-K filed with the SEC on November 13, 2024 and November 25, 2024; and

•

the description of our capital stock, contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed on February 23, 2024, including any amendments or reports filed for the purpose of updating such description.

We are subject to the informational requirements of the Exchange Act and are required to file reports and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www..sec.gov.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all of the information that has been incorporated by reference into this prospectus but not delivered with this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request copies of those documents from Blackstone Inc., 345 Park Avenue, New York, New York 10154, Attention: Shareholder Relations. You also may contact us at (212) 583-5000 or visit our website at www..blackstone.com for copies of those documents. Our website is included in this prospectus as an inactive textual reference only. Except for the documents specifically incorporated by reference into this prospectus, information contained on our website is not incorporated by reference into this prospectus and any applicable prospectus supplement and should not be considered to be a part of this prospectus or any applicable prospectus supplement.

$1,200,000,000

$600,000,000 4.300% Senior Notes Due 2030

$600,000,000 4.950% Senior Notes Due 2036

Prospectus Supplement

Joint Book-Running Managers

BofA Securities	Citigroup	Deutsche Bank Securities	Morgan Stanley	RBC Capital Markets

Co-Managers

Blackstone	Barclays	J.P. Morgan	Wells Fargo Securities	BNP PARIBAS
CIBC Capital Markets	Goldman Sachs & Co. LLC	HSBC	MUFG	SOCIETE GENERALE
SMBC Nikko	TD Securities	Truist Securities	UBS Investment Bank	Academy Securities
ANZ Securities	BMO Capital Markets	BNY Capital Markets	Loop Capital Markets	Mizuho
R. Seelaus & Co., LLC	Santander	Scotiabank	Standard Chartered Bank	US Bancorp

October 28, 2025